UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12f

CoreCivic, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 31, 2026
To our Stockholders:
We invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CoreCivic, Inc. (the “Company”) to be held at 10:00 a.m., Central Time, on Thursday, May 14, 2026. This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via webcast at www.virtualshareholdermeeting.com/CXW2026. We believe that the use of the internet to host the virtual Annual Meeting enables full and equal participation by all our stockholders from nearly any location in the world at little to no additional cost to any such stockholder.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2026 and entering the 16-digit control number included on your notice of internet availability of your proxy materials, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition. The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting.
As in the past, prior to the virtual Annual Meeting, you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the virtual Annual Meeting by registering with and submitting certain information to www.proxyvote.com. We encourage you to do so. The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the virtual Annual Meeting, as well as other important information about the Company.
Along with the other members of the Board of Directors and management, we encourage you to attend our virtual Annual Meeting via webcast.

Sincerely,

Mark A. Emkes Chairman of the Board of Directors	Patrick D. Swindle President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2026
Time and Date
The Annual Meeting of Stockholders of CoreCivic, Inc. (the “Annual Meeting”) will be held at 10:00 a.m., Central Time, on Thursday, May 14, 2026.
Location
This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via webcast at www.virtualshareholdermeeting.com/CXW2026.
Record Date
March 18, 2026, has been designated the Record Date by our Board of Directors.
Items to Be Voted on at the Virtual Annual Meeting
At the virtual Annual Meeting, stockholders will consider and act on the following items of business:
1.
The election of the eleven (11) nominees named in the accompanying Proxy Statement to serve on our Board of Directors. The nominees are Patrick D. Swindle, Mark A. Emkes, Alexander R. Fischer, Catherine Hernandez-Blades, Stacia A. Hylton, Harley G. Lappin, Thurgood Marshall Jr., Devin I. Murphy., S. Dawn Smith, Stacey M. Tank, and Nina A. Tran.

2.	The non-binding ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	An advisory vote to approve the compensation of our Named Executive Officers.
4.	Such other matters as may properly come before the virtual Annual Meeting or any adjournments or postponements thereof.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe these rules allow us to provide our stockholders with the information they need in a timely and convenient manner, while lowering the costs of delivery and reducing the environmental impact of the virtual Annual Meeting. Our Proxy Statement and Annual Report to Stockholders (including our Letter to Stockholders and 2025 Annual Report on Form 10-K) are available on our website at www.corecivic.com. Links to websites included in this Proxy Statement are provided as inactive textual references and solely for convenience. Content on websites, including our website, is not a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.
Additionally, and in accordance with SEC rules, you may access our proxy materials at http://materials.proxyvote.com/21871N. You may request copies of the proxy materials, including our Proxy Statement, without charge by sending a written request to CoreCivic, Attention: Joseph Bachmann, Managing Director of Investor Relations, 5501 Virginia Way, Suite 110, Brentwood, TN 37027, or by calling Joseph Bachmann at (615) 263-3000.

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Your vote is important.
You may vote by internet or toll-free telephone. If you receive a copy of our Proxy Statement and proxy card by mail, you may vote by completing, signing, and returning the proxy card in the accompanying postage paid envelope. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the virtual Annual Meeting via webcast, please take advantage of one of the advance voting options to ensure your shares are represented at the virtual Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2026 and entering the 16-digit control number included on your notice of internet availability of your proxy materials, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition. The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting.
Stockholders of record at the close of business on Wednesday, March 18, 2026, are entitled to vote at the virtual Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Cole G. Carter
Cole G. Carter
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

March 31, 2026
Brentwood, TN

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PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2026
We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (our “Board”) of CoreCivic, Inc., a Maryland corporation (the “Company,” “CoreCivic,” “we” or “us”), of proxies to be voted at our 2026 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the meeting at www.virtualshareholdermeeting.com/CXW2026.
We believe that the use of the internet to host the virtual Annual Meeting enables full and equal participation by all our stockholders from nearly any location in the world at little to no additional cost to any such stockholder.
On or about Monday, March 31, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders of record as of the close of business Wednesday, March 18, 2026, the record date, containing instructions on how to access this Proxy Statement, the Annual Report to Stockholders (including our Letter to Stockholders and 2025 Annual Report on Form 10-K) and other proxy materials online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, the Notice also contains instructions on how to request a printed copy, which must be done prior to May 1, 2026. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.
The virtual Annual Meeting will take place via webcast on Thursday, May 14, 2026, at 10:00 a.m., Central Time. An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2026 and entering the 16-digit control number included on your Notice, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting, and we will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition. The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting. If you plan to attend the virtual Annual Meeting, you must be a stockholder of record as of the close of business on Wednesday, March 18, 2026, the record date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 14, 2026.
The Company’s Proxy Statement and Annual Report to Stockholders (including our Letter to Stockholders and 2025 Annual Report on Form 10-K) are available on our website at www.corecivic.com. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://materials.proxyvote.com/21871N.

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INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
What matters will be acted on at the virtual Annual Meeting?
Stockholders are asked to consider and vote on the following matters at the virtual Annual Meeting:

Proposal 1.	The election of the eleven (11) nominees named in this Proxy Statement to our Board.

Proposal 2.	The non-binding ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3.	An advisory vote to approve the compensation paid to our Named Executive Officers.

Proposal 4.	Such other matters as may properly come before the virtual Annual Meeting or any adjournments or postponements thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the virtual Annual Meeting.
Who is entitled to vote at the virtual Annual Meeting?
Stockholders of record of our common stock at the close of business on the “record date” are entitled to receive notice of and to vote at the virtual Annual Meeting. Our Board has fixed the close of business on Wednesday, March 18, 2026, as the record date.
As of the record date, there were 98,886,782 shares of common stock outstanding and entitled to vote. Holders of common stock are entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the virtual Annual Meeting.
What do I need to attend the virtual Annual Meeting?
If you wish to attend the virtual Annual Meeting via webcast, you must be a stockholder of record as of the close of business on Wednesday, March 18, 2026, the record date. If you are a stockholder of record, or if you hold a legal proxy for the virtual Annual Meeting provided by your broker, bank, or other nominee, you may attend the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2026 and entering the 16-digit control number included on your Notice, your proxy card or voter instruction form. If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and wish to attend the virtual Annual Meeting, you should follow the instructions on the voting instruction form or the notice you receive from your broker, bank, or other nominee.
To vote or submit a question during the virtual Annual Meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/CXW2026 and will need to enter the 16-digit control number included on your Notice, your proxy card, or voter instruction form.
Broadridge Financial Services, Inc. is hosting our virtual Annual Meeting and, on the date of the virtual Annual Meeting, will be available to answer your questions regarding how to attend and participate in the

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virtual Annual Meeting. More information on technical support issues relating to access to, and participation in, the virtual Annual Meeting is provided under the heading What if during the virtual Annual Meeting I have technical difficulties or trouble accessing the live webcast of the virtual Annual Meeting?
If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and wish to vote or submit a question during the virtual Annual Meeting, you should follow the instructions on the voting instruction form or the notice you receive from your broker, bank, or other nominee.
The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Google Chrome, and Apple Safari) and devices (including computers, tablets, and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast.
How does our Board recommend I vote on each of the proposals?
Our Board recommends that you vote:
•	FOR The election of each of the eleven (11) nominees to serve as directors on our Board.
•	FOR The ratification of the appointment of Ernst & Young LLP.
•	FOR The approval, by a non-binding advisory vote, of the compensation paid to our Named Executive Officers.
If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want your shares voted, the proxy holder will vote your shares according to the recommendations of our Board set forth above. Further, if any other matter properly comes before the virtual Annual Meeting or any adjournments or postponements thereof, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.
Why did I receive the Notice in the mail instead of a full set of printed proxy materials?
In accordance with rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice regarding the internet availability of the proxy materials to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions set forth in the Notice.

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How do I vote?

Vote by Internet
You may vote by Internet prior to the Annual Meeting by following the instructions included with your proxy card or the notice we mailed to you on March 31, 2026, up until 10:59 p.m. Central Time on May 13, 2026.

Vote Online at the Meeting	You can vote online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/CXW2026.
Vote by Mail	You may vote if you received a printed proxy card by marking, signing, dating and mailing the proxy card you received in the postage-paid return envelope.
Vote by Telephone
You may vote by telephone prior to the Annual Meeting by following the instructions included with your proxy card or the notice we mailed to you on March 31, 2026, up until 10:59 p.m. Central Time on May 13, 2026.

You can vote either in person by attending the virtual Annual Meeting via webcast or by proxy (whether or not you attend the virtual Annual Meeting via webcast). To vote while attending the virtual Annual Meeting via webcast, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/CXW2026 and will need to enter the 16-digit control number included on your Notice, your proxy card or voter instruction form.
If you are a record holder, you can submit your vote by proxy in any of the following ways:
•	Vote by internet up until 10:59 p.m. Central Time on May 13, 2026, using the instructions in the notice you received in the mail or on the proxy card;
•	Vote by toll-free telephone up until 10:59 p.m. Central Time on May 13, 2026, using the instructions on the proxy card; or
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if you requested and received printed copies of this Proxy Statement and the Annual Report to Stockholders (including our Letter to Stockholders and 2025 Annual Report on Form 10-K) and other proxy materials, you may vote by filling out the proxy card enclosed with the materials, dating and signing it, and returning it in the accompanying postage-paid envelope.

If a broker, bank, or other nominee was the record holder of your stock on the record date, you will be able to instruct your broker, bank, or other nominee on how to vote by following the instructions on the voting instruction form or the notice you receive from your broker, bank, or other nominee. If you wish to vote in person via attendance at the virtual Annual Meeting, you will need to obtain a valid proxy from your broker, bank or other nominee authorizing you to vote your shares at the virtual Annual Meeting by following the instructions on the voting instruction form or the notice you receive from your broker, bank, or other nominee.
As a record holder, if you submit voting instructions by telephone or by the internet, you may change your vote by following the same instructions used in originally voting your shares at any time prior to the vote during the virtual Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, or other nominee. Attendance at the virtual Annual Meeting will not by itself revoke a previously granted proxy.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting via webcast, we urge you to submit your voting instructions to the proxy holders as soon as possible.

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What are broker non-votes?
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the broker, bank, or other nominee does not have discretionary authority to vote the shares. Brokers, banks, and other nominees do not have discretionary authority to vote on the election of directors to serve on our Board (Proposal 1) or the advisory vote to approve the compensation paid to our Named Executive Officers (Proposal 3). As a result, if you hold your shares in street name and do not provide voting instructions on these proposals to your broker, bank, or other nominee, your shares will be considered broker non-votes and will not be voted on such proposals. Shares that constitute broker non-votes will be counted as present at the virtual Annual Meeting for the purpose of determining a quorum but will not be considered as votes cast either in favor of or against a particular proposal. Brokers, banks, and other nominees generally have discretionary authority to vote on Proposal 2, the non-binding ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.
How many shares must be present to hold the virtual Annual Meeting?
In order to establish a quorum, a majority of our outstanding shares of common stock as of March 18, 2026, must be present at the virtual Annual Meeting or represented by proxy. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Failure of a quorum to be represented at the virtual Annual Meeting will necessitate an adjournment or postponement of the virtual Annual Meeting and will subject the Company to additional expense.
What vote is required to approve each proposal?
Election of Directors
Under the Company’s Eleventh Amended and Restated Bylaws (the “Bylaws”), adopted by our Board in December 2023, a majority of all the votes cast at the virtual Annual Meeting is required for the election of each nominee in an uncontested election of directors. A majority of votes cast means the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee. Brokers do not have discretionary authority to vote on the election of directors. Abstentions and broker non-votes are not counted as votes cast either in favor of or against a particular proposal and will have no effect on the outcome of the vote of the election of directors.
If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on our Board as a “holdover” director but must tender his or her resignation to our Board promptly after certification of the election results of the stockholder vote. The Nominating and Governance Committee of our Board will then recommend to our Board whether to accept the resignation or whether other action should be taken. Our Board will act on the tendered resignation, considering the recommendation of our Nominating and Governance Committee, and our Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of our Nominating and Governance Committee or the decision of our Board with respect to his or her resignation.
Non-Binding Ratification of Ernst & Young LLP
The affirmative vote of the holders of a majority of the shares present or represented by proxy at the virtual Annual Meeting is required to approve, on an advisory basis, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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If our stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment and may affirm the appointment of Ernst & Young LLP or retain another independent accounting firm, in its sole discretion. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm at any time if it determines that a change would be in our best interest. Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, we do not expect any broker non-votes in connection with this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Advisory Vote on Executive Compensation
The affirmative vote of the holders of a majority of the shares present or represented by proxy at the virtual Annual Meeting is required to approve the non-binding advisory vote of compensation paid to our Named Executive Officers. Because your vote is advisory, it will not be binding on our Board or the Company. However, our Board and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation paid to our Named Executive Officers. Broker nonvotes will have no effect on the outcome of this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Where can I find the virtual Annual Meeting voting results?
We expect to announce the voting results at the virtual Annual Meeting. We also will report the voting results on a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the virtual Annual Meeting has been held.
What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders?
Our annual meeting of stockholders generally is held in May of each year. Consistent with applicable SEC rules, we will consider for inclusion in our proxy materials for next year’s annual meeting stockholder proposals that are received at our executive offices no later than Tuesday, December 1, 2026, and that comply with other SEC rules regarding form and content. Proposals must be sent to our executive offices using the following address: CoreCivic, Attention: Secretary, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027.
Other stockholder proposals may be raised at next year’s annual meeting (but not considered for inclusion in our proxy materials) if timely received and otherwise in compliance with the advance notice provisions of our Bylaws. To be timely, notice must be received at our executive offices (the applicable address listed above) between Saturday, February 13, 2027, and Monday, March 15, 2027.
How may I nominate individuals to serve as directors and what are the deadlines for a director nomination at next year’s annual meeting of stockholders?
If you wish to nominate an individual to serve as a director, our Bylaws require that you comply with certain procedural requirements, including the delivery of a timely notice of the nomination in proper written form. The notice must include, among other things, certain biographical information regarding the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee, the proposed nominee’s written consent to nomination, and the additional information as set forth in our Bylaws. Additionally, for a stockholder nominee to appear in our proxy materials, the nominating stockholder must

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satisfy, among other requirements set forth in our Bylaws, certain CoreCivic capital stock ownership requirements, as well as expressly elect at the time of providing the notice described above to have its nominee included in the Company’s proxy materials.
For a stockholder’s notice to the Secretary of the nomination of an individual to serve as a director to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices (the applicable address listed above) between Saturday, February 13, 2027, and Monday, March 15, 2027. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare at the meeting that the nomination was defective, and the defective nomination shall be disregarded.
Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees under the advance notice provisions of our Bylaws must also comply with the additional requirements of Rule 14a-19(b).
How can I obtain the Company’s Annual Report on Form 10-K?
Any stockholder who desires a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, may obtain a copy without charge by visiting our website, www.corecivic.com. A copy of our Annual Report on Form 10-K can also be obtained, free of charge, upon written request to CoreCivic, Attention: Joseph Bachmann, Managing Director of Investor Relations, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027, or by calling Joseph Bachmann at (615) 263-3000.
What are the costs of soliciting these proxies?
The Company pays the cost of soliciting proxies. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone, e-mail or facsimile by directors, officers, and employees of the Company. No additional compensation will be paid for these services.
How many copies of the Notice and proxy materials should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice and, to the extent requested, a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you provide instructions to the contrary. If at any time you do not wish to participate in householding and would prefer to receive a separate copy of the Notice or, to the extent requested, set of proxy materials, or if you are receiving multiple copies of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, identified below, if you hold registered shares. You may also notify us by sending a written request to CoreCivic, Attention: Joseph Bachmann, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027.

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Whom should I contact if I have any questions?
If you have any questions about the virtual Annual Meeting or these proxy materials, please contact Joseph Bachmann, Managing Director, Investor Relations, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027, or by telephone at (615) 263-3000. If you are a registered stockholder and have any questions about your ownership of our common stock, please contact our transfer agent, Equiniti Trust Company, through its website at https://www.shareowneronline.com or by phone at 1-800-937-5449, or Joseph Bachmann, Managing Director of Investor Relations, at the address and phone number above. If your shares are held in a brokerage account, please contact your broker.
How do I submit a question during the virtual Annual Meeting?
We will hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. If you would like to submit a question during the virtual Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/CXW2026, simply type your question in the “ask a question” box and click “submit.” We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition.
What if during the virtual Annual Meeting I have technical difficulties or trouble accessing the live webcast of the virtual Annual Meeting?
We encourage you to access the virtual Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the virtual Annual Meeting on Thursday, May 14, 2026. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. On Thursday, May 14, 2026, there will be technicians available to assist you beginning at 9:30 a.m., Central Time.

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Corporate Governance
We believe effective corporate governance is important to our long-term success and our ability to create value for our stockholders. With leadership from our Nominating and Governance Committee, our Board regularly evaluates regulatory developments and trends in corporate governance to determine whether our policies and practices in this area should be enhanced. Our Nominating and Governance Committee also administers an annual self-evaluation process for our Board and its standing committees. In addition, our directors are encouraged to attend director education programs, which are reimbursed by the Company.
You can access our current corporate charter, Bylaws, Corporate Governance Guidelines, Board committee charters, Code of Ethics, and certain other corporate governance information on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Director Independence
Mr. Swindle is not an independent director because he is employed by the Company. Our Board has determined all of our other directors are independent.
In making the determination that each of our other directors is independent, our Board affirmatively determined that each such director satisfies the definition of “independent director” under the rules of the New York Stock Exchange (“NYSE”). In addition, our Board has further determined the following regarding the directors it has determined to be independent:
•	They have not been employed by the Company, its subsidiaries, affiliates, or its investment advisor or affiliates thereof, within the last three calendar years.
•
They have not received during the current calendar year, or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; (ii) a significant customer or supplier of the Company; or (iii) a creditor of the Company or its affiliates.

•	They have not had any personal services contract(s) with the Company, or any member of the Company’s senior management.
•	They have not had any of the relationships described above with any affiliate of the Company.
Accordingly, eleven of our twelve current directors, and ten of our eleven director nominees, are independent. All directors who currently serve on our Audit, Risk, Compensation and Nominating and Governance Committees are independent. In making its independence determinations, our Board used the requirements and standards for director independence prescribed by the NYSE, the SEC and our Corporate Governance Guidelines and considered all relevant facts and circumstances.
Separation of Chairman and Chief Executive Officer
In December 2022, our Board established a policy regarding the separation of our Chairman of the Board of Directors (our “Chair”) and Chief Executive Officer (“CEO”) positions. While, in general, our Board believes the determination depends on the circumstances, including our Board’s evaluation of the person or persons available to serve in those positions and the needs of the Company at a particular time, our Corporate Governance Guidelines require the appointment of a Lead Independent Director (“LID”) whenever the role of Chair and CEO are held by the same person.

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Since October 2009, the roles of Chair and CEO have been held separately. Mark A. Emkes currently serves as our Chair, while Patrick D. Swindle serves as our CEO. Our Board believes the Company’s leadership structure is appropriate at this time and has not appointed an LID. Having Mr. Swindle serve as CEO, while Mr. Emkes serves as our Chair, helps us achieve important strategic objectives. Mr. Swindle is positioned to fully focus his energies on implementing our business strategy and administering our day-to-day affairs. Mr. Emkes is positioned to draw on his relationships with Board members and his experience to effectively discharge the duties of Chair, while also serving as a resource to Mr. Swindle. Our Board considers many factors when determining how to best select our Chair, including: familiarity with the Company and its business, proximity in location to the Company’s headquarters, experience as a leader and consensus builder, willingness, and availability to dedicate sufficient time to the Company, and experience working with other public companies.
Pursuant to our Bylaws, our Chair presides over meetings of our Board and meetings of the stockholders at which our Chair is present and has general oversight responsibility for our business and affairs. Our CEO has responsibility for implementation of the policies of the Company, as determined by our Board, and for the administration of our business affairs. Our CEO also has responsibility for presiding over any meeting of our Board or of the stockholders at which our Chair is not present.
Executive Sessions of our Board
Executive sessions of our Board, or meetings of our independent directors without management present, are held periodically to provide an opportunity for the directors to discuss openly all matters. Our independent directors typically conduct their executive sessions prior to, and/or following the conclusion of, regular meetings of our Board. Our Corporate Governance Guidelines provide that executive sessions of our Board are called and chaired by an independent director appointed from time to time by our Nominating and Governance Committee. Mr. Emkes currently serves as the executive session chair.
Board Meetings and Committees
Our Board is responsible for establishing our broad corporate policies and strategic objectives, reviewing our overall performance, and overseeing management’s performance. Among other things, our Board appoints and evaluates our executive officers, establishes, reviews, and approves our corporate objectives and strategies, and evaluates and approves major acquisitions and capital commitments.
Our Board currently consists of twelve directors, eleven of whom are standing for election at the virtual Annual Meeting and are identified, along with their biographical information under “Proposal 1—Election of Directors” beginning on page 24 of this Proxy Statement. Biographical information for Damon T. Hininger, who retired as a director effective December 31, 2025, and John Prann, who is not standing for reelection in accordance with our Corporate Governance Guidelines, is also included under such heading.
In 2025, our Board met six times in regular session, and our independent directors met five times in executive session. The average attendance of all directors at Board and applicable standing committee meetings was approximately 95%. Each director attended at least 75% of the aggregate meetings of the Board and any standing committees on which such director was a member, during the period in which he or she served as a member of such committee. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. All the directors serving on the Board at such time virtually attended the 2025 virtual Annual Meeting of Stockholders.
Our Board has five standing committees: the Audit, Compensation, Nominating and Governance, Risk, and Executive Committees. Each standing committee has a written charter that has been approved by the respective committee, the Nominating and Governance Committee, and our Board. Each committee charter is reviewed at least annually and updated as applicable. Our Board and its committees may act by

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unanimous written consent without convening a meeting. Our Board also appoints and delegates certain duties to special committees from time to time as permitted by our Bylaws. The table below shows the current composition of each of our standing committees together with a summary of each committee’s responsibilities and the number of meetings each committee held in 2025.

Committee	Members	Summary of Responsibilities	2025 Meetings
Audit	John R. Prann, Jr. (Chair)* Alexander R. Fischer Devin I. Murphy S. Dawn Smith Nina A. Tran	Responsibilities include oversight of the integrity of our financial statements; hiring, qualifications, independence, and performance of our independent registered public accountants; and performance of our internal audit function.	5
Compensation	Alexander R. Fischer (Chair) Mark A. Emkes John R. Prann, Jr.* Thurgood Marshall, Jr. Stacey M. Tank	Responsibilities include setting executive officer compensation and overseeing the evaluation of the executive officers’ performance and periodically reviewing and approving the Company’s compensation philosophy regarding executive compensation.	4
Nominating and Governance	Devin I. Murphy (Chair) Mark A. Emkes Catherine Hernandez-Blades Stacia A. Hylton Thurgood Marshall, Jr.	Responsibilities include identifying and recommending director nominees to the full Board and taking a leadership role in shaping and evaluating the Board’s corporate governance initiatives.	4
Risk	Thurgood Marshall, Jr. (Chair) Catherine Hernandez-Blades Stacia A. Hylton Harley G. Lappin Devin I. Murphy	Responsibilities include coordinating the Board’s oversight of the Company’s risk assessment and enterprise risk management practices, including the Company’s information security risk management program, sustainability reporting program as well as the Company’s legal, regulatory and contract compliance.	5
Executive	Mark A. Emkes (Chair) Alexander R. Fischer Thurgood Marshall, Jr.	When necessary, and subject to authority limitations as to significant corporate actions, responsible for acting on behalf of the full Board during intervals between Board meetings.	—

*	Mr. Prann is not standing for reelection in accordance with our Corporate Governance Guidelines.

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Audit Committee
Our Audit Committee is responsible for:
•	overseeing the integrity of our financial statements;
•	reviewing the effectiveness of our internal control over financial reporting;
•
supervising our relationship with our independent registered public accounting firm, including making decisions with respect to appointment or removal, fees, scope of audit services, approval of audit and non-audit services and annual evaluation of the audit firm’s independence;

•	monitoring preparation by our management of quarterly and annual financial reports and interim earnings releases and the performance of our internal audit function;
•	reviewing Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of our periodic reports with the SEC;
•	overseeing management’s implementation and maintenance of effective systems of internal accounting and disclosure controls, including review of our internal auditing program;
•	overseeing the Company’s compliance with legal and regulatory requirements;
•	overseeing and making determinations with respect to our Related Party Transaction policy;
•	with respect to Corporate Responsibility and sustainability matters, reviewing and overseeing our policies and practices; and
•	issuing the Report of the Audit Committee in this Proxy Statement.
Our Board has determined that each member of our Audit Committee is independent as defined by the standards of the NYSE, Rule 10A-3 under the Exchange Act and our Corporate Governance Guidelines. Our Board also has determined that each member is “financially literate” as defined by the rules of the NYSE and an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The full text of the Audit Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Compensation Committee
Our Compensation Committee approves the compensation of our CEO and other executive officers, including annually reviewing and approving corporate goals and objectives relevant to their compensation. Our Compensation Committee is responsible for ensuring that our compensation programs are designed to encourage high performance, promote accountability and adherence to Company values, and align with the interests of our stockholders. Our Compensation Committee’s responsibilities include administration of cash and equity-based incentive compensation plans and stock ownership guidelines, evaluation of the performance of the executive officers, assessment of the material risks of our compensation programs, and administering the Company’s NYSE Executive Compensation Recoupment Policy.
With respect to Corporate Responsibility and Sustainability matters, our Compensation Committee monitors and manages our executive compensation program incentives to ensure incentives are aligned with sustainable and socially responsible business practices. Our Compensation Committee is also responsible for reviewing, and making recommendations to our Board regarding, the compensation of our Board. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

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Our Compensation Committee has retained Exequity LLP (“Exequity”) as its independent compensation consultant, to provide advice and guidance on the design and market competitiveness of our executive compensation programs. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company. Each year our Compensation Committee reviews the independence of the compensation consultant and other advisors who provide advice to our Compensation Committee, employing the independence factors specified in the NYSE listing standards. Our Compensation Committee has determined Exequity is independent within the meaning of the NYSE listing standards. In 2025, Exequity assisted our Compensation Committee by providing the following compensation consulting services:
•	monitoring and advising on our executive compensation program in support of our Compensation Committee’s executive compensation objectives;
•	reviewing and ensuring the continuing appropriateness of our peer group; and
•	measuring the effectiveness of our executive compensation plan design.
Compensation Committee Interlocks and Insider Participation
Our Board has determined that each director who served on our Compensation Committee during 2025, is independent, as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, there are no relationships among our executive officers, members of our Compensation Committee or entities whose executives serve on our Board, or our Compensation Committee that require disclosure under the applicable regulations of the SEC. Each member of our Compensation Committee also qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The full text of the Compensation Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for developing and overseeing our Corporate Governance Guidelines, and for monitoring the independence of our Board. Our Nominating and Governance Committee also determines Board membership qualifications; selects, evaluates, and recommends to the Board nominees to fill vacancies as they arise; reviews the performance of our Board and its committees; and is responsible for director education. Other responsibilities include oversight of our Board’s self-evaluation process and leading our Board’s executive succession planning efforts. With respect to sustainability matters, our Nominating and Governance Committee oversees Company practices and policies related to corporate governance, social responsibility, community interests, political activities, and political contributions and lobbying. Our Board has determined that each member of our Nominating and Governance Committee is independent as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The full text of the Nominating and Governance Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Our Nominating and Governance Committee is authorized by our Board to identify director candidates; evaluate and consider candidates proposed by any director, member of management or stockholder; develop and implement screening processes it deems necessary and appropriate; and recommend for selection by our Board director nominees for each annual meeting of stockholders and, when necessary, vacancies on the Board. Our Nominating and Governance Committee is authorized by our Board to exercise sole authority in retaining any third-party search firm our Nominating and Governance Committee deems appropriate to identify and assist with the evaluation of director candidates; and has utilized that authority in past director searches.

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Our Nominating and Governance Committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current Board members, stockholders, members of management, director search firms, and other persons. A stockholder who wishes to recommend a prospective nominee for our Board should notify our Secretary in writing, along with any supporting material the stockholder considers appropriate, in accordance with the stockholder proposal provisions of our Bylaws. General information concerning the submission of stockholder proposals and nominations for an individual to serve as a director is provided above under the heading Information About the Virtual Annual Meeting and Voting. Pursuant to our Corporate Governance Guidelines, there are to be no differences in the way our Nominating and Governance Committee evaluates candidates based on the source of the recommendation.
Our Nominating and Governance Committee evaluates prospective nominees against the criteria in our Corporate Governance Guidelines, which include professional integrity and sound judgment; sufficient time available to devote to Board activities; a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; an understanding of our business and human rights concerns related to our business; and factors such as diversity, age, skills and educational and professional background. The Nominating and Governance Committee implements these criteria by considering the information about the nominee provided by the proponent, the nominee, third parties, and other sources. In addition, the Board assesses its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity of skills, expertise, and experience.
Our Nominating and Governance Committee may also consider other factors it deems relevant, including the current composition of our Board in terms of independence, expertise, experience, and special knowledge required for the effective discharge of Board responsibilities; whether there is a need to fill vacancies or expand or contract the size of the Board; the balance of management and independent directors; the structure, membership and need for expertise on our standing committees; and the qualifications of other prospective nominees. Nominees are not discriminated against based on race, religion, national origin, sexual orientation, disability, or any other basis protected by applicable law.
The Board, based on the recommendations of the Nominating and Governance Committee, has been successful in its director refreshment efforts. For example, five of our independent directors have joined our Board since 2024.
With respect to determining whether current directors should stand for re-election, our Nominating and Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board and the Company. With respect to new candidates for Board service, a full evaluation may also include detailed background checks and in-person and telephonic interviews with our Nominating and Governance Committee and other Board members. Our Nominating and Governance Committee evaluation process culminates with a decision as to whether to recommend the prospective nominee to the full Board for appointment and/or nomination.
During 2025, the Company utilized a search firm with whom it has an ongoing relationship to provide continuing assistance to the Nominating and Governance Committee in identifying and evaluating potential directors, which, based on the recommendations of the Nominating and Governance Committee, resulted in the Board’s appointment of each of S. Dawn Smith, Stacey M. Tank, and Nina A. Tran in March 2025.

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Risk Committee
Our Risk Committee is charged with coordinating our Board’s oversight of our assessment and risk management practices, including our enterprise risk management (“ERM”) program; our legal and regulatory environment; our information security risk management program (including, the quality, adequacy and effectiveness of our data security, privacy, and technology policies, procedures and internal controls, as well as our cybersecurity and cyber incident response and business continuity and disaster recovery planning and capabilities), and our contract compliance, particularly regarding contracts with government entities. With respect to corporate responsibility and sustainability matters, our Risk Committee is responsible for reviewing and discussing with management the Company’s Corporate Responsibility Reporting Program, making recommendations to our Board regarding Sustainability Reporting, and overseeing publication of our Corporate Responsibility Report. Our Risk Committee is also responsible for monitoring and reviewing public policy developments and other trends facing the Company that could impact our operations and performance. Our Risk Committee further assists our Board in fulfilling its oversight responsibility with respect to organizational ethics and compliance and receives regular reports from our Chief Ethics and Compliance Officer, who reports to the CEO, and to the Chair of our Risk Committee. With respect to our information security risk management program, our Risk Committee receives regular and frequent updates on cybersecurity and information technology matters from our Chief Information and Digital Officer and other members of management and, periodically, from outside experts. The full text of the Risk Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Risk Committee 2025 Overview
In 2025, the Risk Committee fulfilled its oversight responsibilities as outlined in its charter. The Risk Committee’s activities included:
•	Reviewing reports from the Company’s ERM program.
•	Receiving updates on incidents, internal operational reviews, and reviews by external entities, along with related remediation activities.
•	Overseeing and evaluating the Company’s internal messaging to employees regarding the Company’s commitment to ethical behavior and legal and contract compliance.
•	Reviewing reports on cybersecurity and data privacy policies, testing, events, and preparedness.
•	Reviewing reports and updates on the Company’s human rights policy and the care and treatment of resident populations.
•	Overseeing human rights reporting and the Company’s ESG reporting program.
•	Reviewing and updating the Risk Committee’s charter.
•	Overseeing programs and processes related to public affairs and reputation management.
•	Overseeing the Company’s insurance program, policies, and coverages.
•	Overseeing the Company’s ethics and compliance program.
•	Reviewing reports on customer contract renewals and terminations.
•	Reviewing reports on the current market for the utilization of private prison and detention facilities across the U.S.

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Executive Committee
Our Executive Committee is charged with acting on behalf of the full Board when necessary and subject to authority limitations with respect to the transaction of routine, administrative matters that occur between regularly scheduled Board meetings. The full text of the Executive Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Limitations on Other Board Service
The Audit Committee charter provides that a member of our Audit Committee may not serve on the audit committee of more than two other public companies without Board approval. Otherwise, we do not believe our directors should be categorically prohibited from serving on boards and/or board committees of other organizations. However, our Corporate Governance Guidelines instruct our Nominating and Governance Committee and our Board to consider the nature of, and time involved with respect to a director’s service on other boards, as well as other job responsibilities, in evaluating the suitability of individual directors and in making its recommendations to our stockholders. Service on boards and/or committees of other organizations must also be consistent with our conflicts of interest policy, as set forth in our Code of Ethics. Our Corporate Governance Guidelines require a director to provide notice to the Chair of our Nominating and Governance Committee of his or her acceptance of a nomination to serve on the board of another public company in the case where such nomination has not been previously disclosed.
Communications with Directors
Stockholders, employees, and other interested parties may communicate with members of our Board (including specific members of our Board or our independent directors as a group) by writing to CoreCivic, Attention: Secretary, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027. To the extent such communications are received, our Secretary compiles all substantive communications and periodically submits them to our Board, the group of directors or the individual directors to whom they are addressed. Communications that the Secretary would not consider “substantive,” and therefore may exercise discretion in submitting to the addressee, may include, but are not limited to, junk mail, mass mailings, resumes and job inquiries, surveys, business solicitations, advertisements, frivolous communications, and other similarly unsuitable communications.
Communications expressing concerns or complaints relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by our Audit Committee. Under those procedures, concerns that are improperly characterized as having to do with accounting, internal controls, or auditing matters, or that are frivolous or clearly inconsequential may be addressed by the Secretary without presentation to our Audit Committee.
Certain Relationships and Related Party Transactions
Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, 5% stockholders or their family members that require disclosure under Item 404 of Regulation S-K under the Exchange Act.

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Pursuant to its written charter, our Audit Committee has adopted a Related Party Transaction Policy that, subject to certain exceptions, requires our Audit Committee (or Chair of our Audit Committee in certain instances) to review and either ratify, approve, or disapprove all “Interested Transactions,” which are generally defined to include any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;
•	the Company, or any of its subsidiaries, was, is or will be a participant; and
•	any Related Party had, has, or will have a direct or indirect interest.
For purposes of the policy, a “Related Party” is any:
•
person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company’s common stock;
•	immediate family member of any of the foregoing; or
•
firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, our Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction, the availability of other sources of comparable products or services and the benefits to the Company of the transaction. No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.
In addition, our Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether such transactions, if any, remain appropriate or should be modified or terminated.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and non-executive directors because we believe it is important to align the interests of our management and our Board with the interests of our stockholders. The guidelines are discussed in detail under the headings Executive and Director Compensation—Guidelines and Policies—Executive Officer Stock Ownership Guidelines and Executive and Director Compensation—Director Compensation—Director Stock Ownership Guidelines in this Proxy Statement and are accessible on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).

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Insider Trading Policy
The Board has adopted an insider trading policy governing transactions in our securities by our directors, officers, employees and contractors or consultants of the Company. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with SEC on February 20, 2026.
In addition, we also follow procedures for the repurchase of our securities, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.
No Hedging or Pledging Permitted
Our insider trading policy includes provisions that prohibit members of our Board, executive officers, other officers, and employees from engaging in hedging or pledging transactions involving Company securities. Generally prohibited practices include purchasing or selling derivative securities, such as exchange-traded put or call options as well as participating in individually arranged derivative transactions. Directors, executive officers, other officers, and employees are also generally prohibited from participating in long-term forward sales or monetization transactions that are used to hedge an ownership position in the Company’s securities. None of the members of our Board or our executive officers are engaged in any hedging or pledging transactions involving Company securities.
Equity Grant Practices
Our 2020 Plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the Compensation Committee and occur on the date of our first quarterly Compensation Committee meeting of each year. Consistent with the terms of our 2020 Plan, the Compensation Committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the Compensation Committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by either the closing market price of our common stock on the grant date or a Monte Carlo valuation as appropriate for the award. Annual RSU awards for directors are approved by the Board at its regularly scheduled meeting in the first quarter of the fiscal year and are granted on the date of that meeting. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our common stock on the grant date. The amount granted to a new director is pro-rated based on the effective date of his or her appointment.
In addition, our Compensation Committee occasionally approves additional equity awards in certain special circumstances, such as upon an executive officer’s initial employment with the Company, the promotion of an executive officer to a new position or in recognition of special contributions made by an executive officer. For grants to executive officers, all such grants are approved by our Compensation Committee with an effective date of grant on or after the date of such approval. If the grant date is after the date of approval, it is on a date that is specified by our Compensation Committee at the time of approval.
We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based upon grant dates of equity. Similarly, we do not take material non-public information into account in determining the timing and terms of our equity

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awards. As described above, equity awards are granted in connection with our yearly compensation cycle at pre-scheduled meeting dates. In 2025, our regular time- and performance-based equity awards were made at the regularly scheduled meetings of the Compensation Committee and the Board on February 18, 2025.
Compensation Clawback
Clawback Policy for Directors, Officers, and Employees
In December 2022, our Board adopted a recoupment policy (the “Clawback Policy”) requiring that, in certain circumstances, the directors, officers and employees of the Company may be required to reimburse the Company for any bonus or incentive compensation awarded to such director, officer or employee. In addition, the Clawback Policy may result in our Board effectuating the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such director, officer or employee in an amount to be determined by the Board. The circumstances triggering this recoupment require a determination by the Board, or an appropriate committee of the Board, that any fraud, illegal act, or intentional misconduct by any director, officer or employee caused, directly or indirectly, the occurrence of an Adverse Event.1
Executive Compensation Recoupment Policy
In 2023, in accordance with the listing standards of the NYSE, our Board adopted the CoreCivic, Inc. NYSE Executive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy, which applies to current and former executive officers, provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Recoupment Policy provides that promptly following such an accounting restatement, the Compensation Committee will determine the amount of the erroneously awarded compensation, which is the amount of incentive-based compensation received by current and former executive officers that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. Subject to certain exceptions in the Recoupment Policy, the Company will reasonably promptly require the recoupment of such erroneously awarded compensation from the applicable current and former executive officers. The Recoupment Policy provides that the Compensation Committee may determine, in its sole discretion, the method(s) for recouping any erroneously awarded incentive compensation, which may include taking any remedial and recovery actions permitted by applicable legal requirements and the rules and regulations of the NYSE, as determined by the Compensation Committee. The foregoing is intended to be a summary only. To review a copy of our Recoupment Policy in its entirety, please refer to Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Section 304 Compensation Recovery from Certain Officers Under Certain Circumstances
In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financial reports due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and Chief Financial Officer (“CFO”) will be
[1]
“Adverse Event” under the Clawback Policy means: (i) notice to our Board of potentially material misconduct resulting in a violation of a Company policy, law, or regulation that might have caused or could cause material harm to the Company, (ii) a material restatement of the Company’s financial results, and/or (iii) an action taken against the Company resulting in criminal findings against the Company and/or material payment by the Company as a result of alleged material misconduct in a regulatory or civil action.

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required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-compliant document, and (2) any profits realized from the sale of our securities during such twelve-month period. Our Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”) also provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) any “clawback” or recoupment policy adopted by us to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Code of Ethics
All our directors and employees, including our CEO, CFO and principal accounting officer, are subject to our Code of Ethics. Our Code of Ethics and related compliance policies are designed to promote an environment in which respect for human dignity is central to our ethical culture, integrity is valued, business is conducted in a legal and ethical manner, and ethics and compliance issues are raised and addressed promptly and in an appropriate manner. Our Nominating and Governance Committee is responsible for reviewing our Code of Ethics annually, and our Risk Committee is responsible for addressing any violations or waivers involving our executive officers and directors. We intend to post any amendments to or waivers from our Code of Ethics (to the extent applicable to our directors, CEO, principal financial officer, or principal accounting officer) on our website. Our Code of Ethics is accessible on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Board Oversight of Corporate Strategy and Enterprise Risk
Our Board engages in proactive oversight and regular review of the development, evaluation, and execution of our annual operating plan and long-term growth and investment strategies. Each regular meeting of our Board includes a comprehensive business update presented by our CEO, which addresses our progress in achieving near-term operational objectives, strategic transactions completed, and new opportunities being actively pursued, as well as current and future challenges to our continued success. Each such meeting also includes presentations from members of the executive team who are directly responsible for the implementation of our strategy and the financial performance of our business. At our Board’s two-day retreat in August of each year, management engages our Board in a detailed discussion of our growth, capital allocation and investment strategies, risks and challenges, and proposals for modifying our strategies to improve results. At its annual December meeting, our Board engages in discussion with management on the details of our annual operating plan prior to its approval. In addition to the opportunity to engage management and independent consultants we retain to assist with the development and execution of our strategy, our independent directors meet in executive session regularly to discuss the Company’s performance and review long-term strategy.
Our Risk Committee performs a leadership role on behalf of our Board and our Audit Committee in the oversight of our risk assessment and risk management practices and assists our Board and Audit Committee with oversight of our financial, legal, contractual, regulatory, and ESG risks and organizational ethics and compliance. Our Risk Committee is also charged with oversight of management’s ERM program.
Management’s ERM program entails the identification, prioritization, and assessment of a broad range of risks (e.g., cybersecurity, financial, operational, business, reputational, governance and managerial), and the formulation of plans to develop and improve controls for managing these risks or mitigating their

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effects in an integrated effort involving our Board, relevant Board committees, management and other personnel. Our ERM program is led by our General Counsel, is a component of management’s strategic planning process, and is overseen by our Risk Committee with periodic reports to the full Board.
The full Board maintains an ongoing, direct role in risk oversight through, among other things, regular reports from the Chair of our Risk Committee, regular reports from Management on the ERM process, and oversight of management’s strategic planning process, which includes an evaluation of opportunities and risks presented by the Company’s current strategies and alternative strategies. Our Board also receives regular reports from each of the executives with respect to their areas of managerial responsibility. These reports include information concerning risks and risk mitigation strategies. For example, our Board receives regular reports from our Chief Corrections and Reentry Officer with respect to key areas of operational risk; monitors risks relating to our partnership development efforts through regular reports from our Chief Development Officer; and receives regular reports from our General Counsel with respect to legal and compliance risks. In addition, our Board evaluates risk in the context of particular business strategies and transactions. For example, our Board monitors significant capital expenditures through its annual budget review and quarterly capital expenditure reports from management, and monitors risk relating to our acquisition and financing activities through in-depth reviews of proposed acquisition and financing transactions.
In addition to our Risk Committee, other standing committees of our Board have responsibility for risk oversight within their areas of oversight. Our Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. It receives an annual risk assessment report from our internal auditors, as well as financial risk assessment information in connection with particular events or transactions. Our Nominating and Governance Committee addresses certain governance-related risks, such as risks related to Board and executive management succession planning. As discussed in detail below, our Compensation Committee addresses risks relating to our executive compensation strategies. The full Board receives regular reports from the chairs of these committees and receives copies of meeting materials provided to each of the committees.
Corporate Responsibility
The Risk Committee of the Board provides oversight for corporate responsibility reporting matters, while each standing Committee of the Board shares the oversight of related concerns consistent with the duties specified in each Committee’s charter. Corporate responsibility reporting authority, which includes sustainability related reporting matters, is delegated to CoreCivic’s Chief Ethics and Compliance Officer by our CEO. We appointed a cross-functional team that provides annual updates to the goals and priority reporting topics within our corporate responsibility reporting. CoreCivic conducts a biennial materiality assessment in accordance with the Global Reporting Initiative (“GRI”) processes to identify “material” topics, as defined by the GRI.
Topics identified by CoreCivic’s internal and external stakeholders during our corporate responsibility assessments generally fall within the following areas:
Human Rights recognizes the human rights risk specific to our industry based on the Company’s role in the United States criminal justice and immigration detention systems, with potentially significant impacts on employees and residents in CoreCivic correctional and detention facilities, as well as human rights risk typical to any modern business corporation of significant size in terms of employees and supply chain.
Operational Excellence encompasses our goals for how we operate, with emphasis on contract compliance; promoting a culture of ethics and integrity; delivering innovative solutions to our partners; protecting employee safety and security; and internal and external oversight.

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People and Organizational Culture focuses on fostering a culture of respect and belonging; promoting a culture where everyone is treated with dignity and respect; attracting and retaining a capable workforce; and providing competitive wages, benefits, training, and development opportunities for our team members.
Resident Treatment and Reentry Services focuses on health and medical services for those in our care; recognizing and protecting the human rights of those in our care; supporting resident safety and security; and offering meaningful educational, job skills and treatment programming to prepare residents for long-lasting success in their communities.
Community Impact centers on active engagement with the communities we serve; supporting community and public safety; providing positive economic impact to localities and states; and engaging the public to foster a better understanding of our industry and the services we provide.
Environmental Performance recognizes that CoreCivic and its government partners must use energy and other resources responsibly and, in doing so, can improve operational efficiencies while reducing environmental impact.
For more information about our corporate responsibility efforts, including past reports and a catalogue of other recent reports, please visit our website at www.corecivic.com/corporate-responsibility.
We expect to publish our 2025 Corporate Responsibility Report in the second quarter of 2026.
Compensation Risk Assessment
In setting compensation, our Compensation Committee considers risks in the achievement of the Company’s goals that may be inherent in the compensation program as well as the risks to our stockholders. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” our Compensation Committee believes our executive compensation plans are appropriately structured and do not pose a material risk to us. Our Compensation Committee considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
•	We set performance targets we believe are reasonable, but uncertain, considering past performance and current market and economic conditions.
•
The Short-Term Goals (as defined below) and strategic business goals (“Strategic Business Goals”) used for determining payouts under our incentive compensation plans are aligned with our near-term and long-term operating and strategic growth plans, and are established at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.

•	We use restricted stock units (“RSUs”) rather than stock options for equity awards because, unlike options, RSUs retain value even in a depressed market.
•
Performance-based vesting over multiple years for our long-term equity incentive awards, generally along with a modifier based on total shareholder return, promotes the alignment of our executives’ interests with those of our stockholders for the long-term performance of the Company.

•
Time-based vesting RSUs and establishing minimum performance thresholds for performance-vesting awards that result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, and more than targeted levels of compensation at higher levels of performance are appropriate and do not encourage excessive risk-taking.

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•
Our executive stock ownership guidelines require our executives to hold significant levels of our stock, which discourages excessive risk-taking and aligns an appropriate portion of their personal wealth to the long-term performance of the Company.

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PROPOSAL ONE - ELECTION OF DIRECTORS
Our Board reflects a diverse, highly engaged group of directors with a wide range of relevant experience. The following matrix provides information about each of our incumbent director nominees, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors, which our Board believes are relevant to our business and operations. The matrix does not encompass all the knowledge, skill, experience, or attributes of our directors and does not suggest that a director who is not listed as having any particular knowledge, skill, experience, or attribute is unable to contribute to the decision-making process in such area. No individual knowledge, skill, experience, or attribute is solely dispositive of becoming a member of our Board.

Knowledge, Skills, and Experience	Emkes	Fischer	Hernandez-Blades	Hylton	Lappin	Marshall	Murphy	Smith	Swindle	Tank	Tran
Public Company Board Experience	▪	▪	▪	▪	▪	▪	▪	▪		▪	▪
Financial	▪	▪		▪			▪	▪	▪	▪	▪
Risk Management	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Accounting							▪	▪	▪	▪	▪
Corporate Governance	▪	▪	▪			▪	▪	▪		▪	▪
HR/Compensation	▪				▪		▪	▪		▪	▪
Executive Experience	▪	▪	▪	▪	▪		▪	▪	▪	▪	▪
Operations	▪	▪		▪	▪		▪		▪		
Strategic Planning	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Government/Regulatory	▪	▪	▪	▪	▪	▪			▪		
Rehabilitation and Corrections				▪	▪				▪		
Human Rights	▪	▪	▪	▪	▪	▪		▪	▪	▪	▪
Cybersecurity				▪		▪		▪	▪		▪
Climate			▪			▪		▪		▪	
Corporate Sustainability		▪	▪			▪		▪		▪	▪

The current term of office of each of our directors expires at the virtual Annual Meeting. Our Board has nominated the following eleven nominees, all of whom are incumbent directors, for election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. We expect each of the eleven nominees to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board.
The general criteria considered by our Nominating and Governance Committee with respect to director nominees are discussed beginning on page 13 of this Proxy Statement under the heading Corporate Governance – Board Meetings and Committees – Nominating and Governance Committee. Based on the evaluation of those criteria, our Nominating and Governance Committee and Board believe each nominee contributes relevant skills, expertise, and experience to our Board, and that the group of nominees collectively has the skills, expertise, experience, independence, diversity, and other attributes necessary to effectively discharge our Board’s oversight responsibilities on behalf of our stockholders.

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Director Commitments
The Board believes that all members of the Board should devote sufficient time and attention to their duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and director nominees have sufficient time and attention to devote to board duties, the Nominating and Governance Committee and the Board consider whether directors serve on an excessive number of public company boards, a situation frequently referred to as “overboarding.” Our Board believes that each of our directors has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of our directors.
Incumbent Directors Standing for Re-Election
Information regarding each of the incumbent directors standing for re-election, including qualifications considered for each nominee, is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

PATRICK D. SWINDLE

Mr. Swindle, age 50, has served as a director and our President and Chief Executive Officer since January 2026. He served as President and Chief Operating Officer from January 2025 to December 2025. He served as Executive Vice President and Chief Operating Officer from December 2020 to January 2025. From January 2018 until December 2020, Mr. Swindle served as our Executive Vice President and Chief Corrections Officer. From October 2016 to January 2018, Mr. Swindle served as our Senior Vice President, Operations. From April 2014 to October 2016, Mr. Swindle served as our Vice President, Treasury and Strategic Development. From August 2013 to April 2014, Mr. Swindle served as our Vice President, Strategic Development. From July 2009 to August 2013, Mr. Swindle served as our Vice President and Treasurer. Mr. Swindle joined the Company in 2007 as Managing Director, Treasury. Prior to joining the Company, Mr. Swindle spent 10 years in equity research in the equity capital markets divisions of SunTrust Equitable Securities, Raymond James Financial Services, Inc. and Avondale Partners, LLC. During his time as an equity analyst, Mr. Swindle focused his research on outsourced business services, government and healthcare industries, including partnership corrections. He serves as a board member of Men of Valor. Swindle holds a bachelor’s degree in finance from Western Kentucky University.
In making the decision to nominate Mr. Swindle to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his current service as our CEO and his knowledge of the Company, its business, operations and management team through his current position and past roles with the Company, including roles within the operations and finance functions, as Chief Operating Officer and as Senior Vice President, Operations. The Committee also considered Mr. Swindle’s extensive experience with the public markets, financial analysis, and his understanding of our industry developed as a research analyst. Finally, the Board also considered Mr. Swindle’s familiarity and experience with human rights issues affecting the Company’s business because of his leadership role in our Company, his multi-decade experience in our industry, his leadership in the nonprofit sector in the area of prisoner reentry, and his leadership in operations and reentry programming.

MARK A. EMKES	Director since: 2014

Mr. Emkes, age 73, has served as a director since August 2014, and serves as the independent Chair. He also serves as a member of our Compensation Committee and our Nominating and Governance Committee. Mr. Emkes also serves as Chair of our Executive Committee. From 2011 until 2013, Mr. Emkes served as the State of Tennessee’s Commissioner of Finance and Administration. For more than five years until his retirement in 2010, Mr. Emkes served as Chief Executive Officer and Chair of the Board of Directors of

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Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company. He also served as President of Bridgestone Americas, Inc. from January 2009 until his retirement. From 2004 until 2010, Mr. Emkes also served as a director of Bridgestone Corporation. Mr. Emkes serves as a director and chair of the compensation committee of Greif, Inc., a publicly traded industrial packaging products and services company, and is a former director and chair of the audit committee of First Horizon Corporation, a publicly traded regional financial institution. Mr. Emkes has served as President of the Middle Tennessee Council of the Boy Scouts of America, the Board of Directors of the Community Foundation of Middle Tennessee and the Advisory Board of Habitat for Humanity, Nashville Chapter. Mr. Emkes was the 2011 recipient of the Jennings A. Jones Champion of Free Enterprise Award and was inducted into the Nashville Business Hall of Fame in 2012. Mr. Emkes holds a bachelor’s degree in economics from DePauw University and a master’s degree in business administration from the Thunderbird School of Global Management.
In making the decision to nominate Mr. Emkes to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his leadership experience in various management positions, including as chief executive officer and chair of an international company; his demonstrated business acumen and his understanding of corporate finance and business development matters; his understanding of state government through his public sector experience; and his civic and community involvement. The Board also considered Mr. Emkes’ experience with human rights issues, including those related to sourcing, workplace practices and labor management as part of his role as executive leader of an international manufacturer operating throughout the Americas.

ALEXANDER R. FISCHER	Director since: 2024

Mr. Fischer, age 58, has served as a director since March 2024. Since May 2024, he has served as a member of our Audit Committee. Since May 2025, he has served as chair of our Compensation Committee, having been a member of that Committee since January 2025. He is the founder of Alex R. Fischer and Company, which offers strategic advisory services on corporate strategy, real estate development and economic development, operating in such capacity since 2021. He is also a Partner with The New Albany Company, the master developer for over 20,000 acres of mixed-use development. His prior roles include serving as President and CEO of the Columbus Partnership from 2009 to 2021 and undertaking various positions at Battelle Memorial Institute, including Senior Vice President for Business and Commercialization, from 2002 to 2009. Earlier, Mr. Fischer served as Commissioner of Economic Development, Deputy Governor, and Chief of Staff for the State of Tennessee from 1997 to 2002. Mr. Fischer currently serves on the board of directors of Advanced Drainage Systems, a publicly traded drainage products and services company, where he chairs the Nominating and Governance Committee and serves on the Audit Committee. Mr. Fischer also currently serves as a director of Nationwide Children’s Hospital, where he previously served as Chair; White Oak Partners, as Chair; Andelyn Biosciences; and Downtown Columbus, Inc., also as Chair. He previously served on the board of trustees for The Ohio State University. Mr. Fischer holds a Bachelor of Science in Economics and Public Administration and a Master of Science in Urban Planning and Economic Development, both from the University of Tennessee.
In making the decision to nominate Mr. Fischer to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience; his knowledge of and experience in real estate, economic development, public policy leadership, and public and private infrastructure projects; and his leadership in civic, non-profit, and public education spheres.

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CATHERINE HERNANDEZ-BLADES	Director since: 2024

Ms. Hernandez-Blades, age 58, has served as a director since March 2024, as a member of our Risk Committee since May 2024, and as a member of our Nominating and Governance Committee since May 2025. Until January 2024, she served as Senior Vice President, Marketing and Communications for SAIC, a Fortune 500 technology integrator. Before joining SAIC in 2021, beginning in 2014, Ms. Hernandez-Blades held roles of increasing responsibility at Aflac, Inc., a publicly traded provider of supplemental health insurance and life insurance products, concluding in the role of Senior Vice President, Chief ESG and Communications Officer, which she held from 2019 to 2021. From 2017 to 2019, Ms. Hernandez-Blades served as Aflac’s Senior Vice President, Chief Brand and Communications Officer. From 2014 to 2017, Ms. Hernandez-Blades served as Aflac’s Senior Vice President, Corporate Communications. From 2011 to 2014, Ms. Hernandez-Blades served as Vice President and Chief Marketing and Communications Officer at Flextronics International Limited, a NASDAQ-traded public company specializing in electronics manufacturing services and original design manufacturing. From 2008 to 2011, Ms. Hernandez-Blades served as Vice President, Communications and Public Affairs for Raytheon, a defense contractor and industrial corporation. Ms. Hernandez-Blades serves the Regional President for the Americas for the World Communications Forum Association - Davos having previously served as the U.S. representative on the Advisory Board of the same organization. In 1999, she was appointed Executive Director of the Louisiana Seafood Promotion and Marketing Board by the state’s then-serving governor, Mike Foster. She previously served as chair of Operation Homefront, a nationally recognized non-profit organization (501(c)(3)) dedicated to supporting America’s military families. She has won an EMMY; is in three halls of fame (PR News, Women in Communications, and the PRWeek Hall of Femme); has two Cannes Lions; and is the first American to win the Relations 4 the Future medal at Davos. She was a 2019 Forbes Top 50 Most Influential Global CMO and was honored as the 2019 LatinaStyle magazine Corporate Executive of the Year. Ms. Hernandez-Blades holds a Bachelor of Arts, Mass Communications, University of Louisiana at Lafayette and is a Fellow of the Loyola University Institute of Environmental Communication.
In making the decision to nominate Ms. Hernandez-Blades to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive leadership in communications, marketing, and public relations; her extensive experience as a communications leader at large employers and government contractors; her leadership experience in ESG and climate reporting; her experience with publicly-traded companies; her human rights related experience associated with global labor markets; and her non-profit work in support of service members and their families.

STACIA A. HYLTON	Director since: 2016

Ms. Hylton, age 65, has served as a director since August 2016, and is a member of our Nominating and Governance Committee and Risk Committee. Since April 2022, Ms. Hylton has served as the Chief Executive Officer of KACE Company, a digital intelligence and cyber forensic company. Since 2016, Ms. Hylton has served as a Principal for LS Advisory, a New Jersey-based business solutions advisory consultancy. In 2010, U.S. President Barack Obama nominated Ms. Hylton to serve as Director of the U.S. Marshals Service (“USMS”), a federal agency with more than 5,600 employees responsible for federal judiciary security, fugitive operations, asset forfeitures, prisoner operations, transportation, and witness security, and served as Director of the USMS until her retirement in 2015. She served as the U.S. Attorney General’s Federal Detention Trustee in the U.S. Department of Justice from 2004 to 2010. From 1980 to 2004, Ms. Hylton served in progressively senior leadership positions within the USMS. Ms. Hylton serves as a director and member of the audit committee of Spok Holdings, Inc., a publicly traded provider of communications solutions and previously served as a director and member of the audit committee of the Board of Directors

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of Trust Stamp, Inc., a publicly traded company listed on the Euronext Growth equity trading market. Ms. Hylton is a Fellow for the National Academy for Public Administration and has served on the Board of Directors of the National Center for Missing and Exploited Children and Law Enforcement Exploring.
Ms. Hylton has served on the Executive Committee for the International Chiefs of Police and the Accreditation and Policy Committees for the National Sheriffs Association. Ms. Hylton holds a bachelor’s degree in criminal justice from Northeastern University.
In making the decision to nominate Ms. Hylton to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her understanding of government through her public sector experience; her experience as a public company director and member of an audit committee; her unique understanding of the USMS; her civic and community involvement; and her professional experience with technological and cybersecurity concerns. The Board also considered Ms. Hylton’s experience with human rights issues related to our business, developed through leadership of a large, federal law enforcement and detention agency. In that role, Ms. Hylton led the establishment, revision, and compliance monitoring of human rights standards, engaged with nongovernmental organizations and national and international stakeholders and participated in policing and detention reform initiatives.

HARLEY G. LAPPIN	Director since: 2018

Mr. Lappin, age 70, has served as a director since January 2018 and as a member of our Risk Committee since May 2025. Lappin was employed as a special operations advisor to the leadership team of the Company from January 2018 until February 2022. Mr. Lappin served as our Executive Vice President and Chief Corrections Officer from 2011 until his retirement from such position on January 1, 2018. Prior to joining the Company in 2011, Mr. Lappin served from 2003 to 2011 as Director of the Bureau of Prisons (“BOP”). As Director of the BOP, Mr. Lappin had oversight and management responsibility for 116 federal prisons, 14 large, private contract facilities and more than 250 contracts for community corrections facilities, in total comprising more than 215,000 offenders managed by 38,000 employees. Mr. Lappin has received numerous awards throughout his career, including the Associate Warden of the Year award for the BOP’s South Central Region (1992); the BOP’s Excellence in Prison Management Award (2000); the Attorney General’s Award for Excellence in Management (2001); and the Presidential Rank Award of Meritorious Executive (2004). In 2010, he received the ACA’s E.R. Cass Award for Correctional Achievement, the highest honor bestowed by that organization. In 2015, Mr. Lappin received the Louie L. Wainwright Award from the Association of State Correctional Administrators (“ASCA”). Mr. Lappin has served as chair of the Standards Committee of the ACA, is a former board member of both the National Institute of Corrections and the Federal Prison Industry Board, and a former chair of the Prison Industry Committee of ASCA. Mr. Lappin holds a bachelor’s degree from Indiana University and a master’s degree in criminal justice from Kent State University.
In making the decision to nominate Mr. Lappin to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his comprehensive corrections industry experience, including executive leadership of federal and private sector correctional system operations; his public company leadership experience; his understanding of government through his public sector experience; and his extensive knowledge of the Company, its business, operations, facilities, customers and personnel through his past role as our Chief Corrections Officer. The Board also considered Mr. Lappin’s extensive experience with human rights issues affecting our business, such as safe and secure detention, respect for prisoner and detainee rights, labor management, and engagement with nongovernmental organizations. He acquired this experience while serving in various roles including executive leader of the nation’s largest corrections and detention system.

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THURGOOD MARSHALL, JR.	Director since: 2002

Mr. Marshall, age 69, has served as a director since December 2002, and serves as Chair of our Risk Committee and as a member of our Nominating and Governance Committee and Compensation Committee. Until his retirement in 2019, he served as a partner in the Washington D.C. office of the law firm of Morgan, Lewis & Bockius LLP, and a principal in the firm’s Morgan Lewis Consulting Group LLC, which assists business clients with communications, political and legal strategies. Mr. Marshall has held appointments in all three branches of the federal government. Prior to joining a predecessor of Morgan, Lewis & Bockius LLP in 2001, he served as Assistant to the President and Cabinet Secretary from 1997 to 2001. Mr. Marshall has served as Director of Legislative Affairs and Deputy Counsel to the Vice President, and as counsel to the Senate Judiciary Committee, the Senate Committee on Commerce, Science and Transportation and the Senate Government Affairs Committee. In 2006, he was confirmed by the United States Senate to serve on the Board of Governors of the United States Postal Service and served as Chair prior to completing his service in 2013. Mr. Marshall serves as a director of Genesco Inc., a publicly traded retailer of footwear, apparel, and accessories. He also serves as a director for En+Group, a public limited company focused on green metals and energy, where he also serves as Compliance Committee Chair and as a member of the Remuneration and the Health, Safety and Environment committees. He is a former member of the Board of Trustees of the Ford Foundation and the Ethics & Compliance Certification Institute. Mr. Marshall serves as a trustee on two non-profit boards – The Third Way and Campaign Legal Center. He formerly served as trustee of two other non-profit boards including President Lincoln’s Cottage, and the DC Grays. Mr. Marshall holds a bachelor’s degree and a juris doctor from the University of Virginia and served as a law clerk for United States District Judge Barrington D. Parker. Mr. Marshall also completed the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.
In making the decision to nominate Mr. Marshall to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his understanding of politics and the public sector through his varied government service and consulting work; his understanding of organizational governance and oversight through his service as a director in the public, non-profit and for-profit sectors; his understanding of legal, regulatory and compliance issues through his education and experience as a lawyer; his education in and experience with cybersecurity risk; and his understanding of climate, energy, and natural resources concerns gained from service on the board of a metals and energy company. The Board also considered Mr. Marshall’s extensive experience with and expertise in human rights issues, including his service as a board member of the American Bar Association’s Center for Human Rights, his work focusing on human rights issues as a staff member for Senator Edward M. Kennedy, and his service in the Administration of President Clinton in various roles affecting United States human rights policy.

DEVIN I. MURPHY	Director since 2018

Mr. Murphy, age 66, has served as a director since November 2018. He serves on our Audit and Risk Committees as well as our Nominating and Governance Committee, on which he serves as Chair. Since July 2024, he has served as a director of Phillips Edison & Company, a NASDAQ listed real estate investment trust that is one of the nation’s largest owners and operators of grocery anchored shopping centers. Mr. Murphy served Phillips Edison as Managing Director of Investment Management from January 2024 until July 2024. Before that appointment, he served Phillips Edison as President from March 2019 to December 2023. Prior to that, he served as Chief Financial Officer of Phillips Edison for six years. Mr. Murphy also serves as a director of Macerich, one of the nation’s leading owners, operators, and developers of major retail properties. Before joining Phillips Edison in 2013, Mr. Murphy worked for 27 years as an investment banker and held senior leadership roles at Morgan Stanley and Deutsche Bank, including several years as Global Head of Real Estate Investment Banking at Deutsche Bank.

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His Deutsche Bank team executed over 500 transactions of all types for clients, representing total transaction volume exceeding $400 billion, including initial public offerings, mergers and acquisitions, common stock offerings, and secured and unsecured debt offerings. Mr. Murphy began his banking career at Morgan Stanley in 1986 and held a number of senior positions including Vice Chairman, co-head of US Real Estate Investment Banking, and Head of Real Estate Private Capital Markets. He also served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global private real estate funds with over $35 billion in assets under management. During his 20 years with Morgan Stanley, Mr. Murphy and his teams executed numerous capital markets and mergers and acquisitions transactions including a number of industry defining transactions. Mr. Murphy has been a director of six publicly listed companies, including the S&P 500 company Apartment Investment and Management Company, and was Chairman of Apartment Income REIT until its sale to Blackstone in June 2024. Mr. Murphy received a Bachelor of Arts in English and History with Honors from the College of William and Mary and a Master of Business Administration from the University of Michigan.
In making the decision to nominate Mr. Murphy to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria above, his executive leadership of real estate and finance-focused organizations; his leadership experience as President of a public company; his knowledge of and experience in real estate, corporate finance, capital markets, and corporate governance; and his high-level leadership roles in complex mergers and acquisitions transactions and activities.

S. DAWN SMITH	Director since 2025

S. Dawn Smith, age 62, has served as a director since March 2025 and as a member of our Audit Committee since May 2025. She has served as President of Cologix, Inc. (Cologix) since August 2018 and was formerly its President and Chief Operating Officer. At Cologix, she has responsibility for driving all aspects of design, construction, engineering, and operations of the firm’s extensive infrastructure of secure, hyperscale edge data center sites and solutions. Additionally, Ms. Smith is responsible for the legal, human resources, public policy, and procurement functions at Cologix. From 2017 to 2018, she served as the executive vice president and chief legal officer of McAfee, where she led the legal and government relations organization globally. Prior to McAfee, Ms. Smith was the senior vice president and chief legal officer at VMware from 2009 to 2017. She previously served as a partner at Morrison & Foerster LLP from 2005 to 2009 and in legal advisory roles at Wilson Sonsini Goodrich & Rosati from 1996 to 2005, where she practiced for nearly a decade in corporate and securities law, including mergers and acquisitions, public company corporate governance, compliance, and venture capital transactions. Also, Ms. Smith served in the U.S. Navy’s nuclear propulsion program which manages the design, construction, and operation of nuclear-powered submarines and aircraft carriers. Ms. Smith holds a B.S. from the U.S. Naval Academy, an M.B.A. from Providence College, and a J.D. from Stanford Law School.
In making the decision to nominate Ms. Smith to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her leadership experience, including serving as a Chief Operating Officer, Chief Legal Officer, and Chief Compliance Officer; her knowledge and leadership in the fields of law, corporate securities, and corporate governance; and her experience and leadership roles in technology companies. The committee also considered Ms. Smith’s experience in the area of human rights, demonstrated by her leadership in the area of increasing participation in the in-house legal field by minority aspirants, and her service in the military, a crucial source of a significant percentage of our workforce.

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STACEY M. TANK	Director since 2025

Stacey M. Tank, age 44, has served as a director since March 2025 and as a member of our Compensation Committee since May 2025. Until December 2025, she served as Chief Executive Officer of Bespoke Beauty Brands, a role she held since September 2023. Additionally, Ms. Tank is a Board Member at Barry-Wehmiller and a Board Observer at Paramount Global Surfaces. Previously, Ms. Tank served as Chief Transformation Officer of the Heineken Company from 2020 to 2023 and at The Home Depot from 2015 to 2020, where her responsibilities included leading the multi-billion-dollar Home Depot Installation Services and Home Depot Measurement Services businesses. She also served as President of The Home Depot Foundation. Ms. Tank is the Founder and CEO of Our Happy Place, a non-profit focused on childhood mental wellness. Ms. Tank is a fellow at the Aspen Institute and the World Economic Forum and holds a Bachelor of Science in Marketing Management and Television-Radio-Film from Syracuse University.
In making the decision to nominate Ms. Tank to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive and board experience, including serving as a chief executive officer, board member, and non-profit sector leader; and her experience and leadership roles across multiple and distinct industries. The committee also considered Ms. Tank’s commitment to advancing human flourishing and mental health, as demonstrated by her role as a founder and leader of a mental health support non-profit. Finally, the committee noted Ms. Tank’s leadership in the construction and renovation industry as well as in associated supply chain concerns, which closely relates to a significant component of our resident rehabilitation, vocational, and post-release employment opportunities.

NINA A. TRAN	Director since 2025

Nina A. Tran, age 57, has served as a director since March 2025 and a member of our Audit Committee since May 2025. Ms. Tran also currently serves as a board director of American Asset Trust, where she serves on the audit and corporate governance Committees. Ms. Tran also currently serves as a board director and is the audit committee chairperson of both Compass Datacenters and Catalyst Impact Fund. Currently, Ms. Tran is an advisor to a few real estate start-up companies in the San Francisco Bay Area. From March 2021 until December 2022, Ms. Tran served as the chief financial officer for Pacaso, a real estate technology company focused on second home co-ownership. From 2016 to 2021, Ms. Tran was the chief financial officer at Veritas Investments, Inc., an owner and manager of mixed-use multifamily properties. From 2013 to 2016, Ms. Tran served as the chief financial officer of Starwood Waypoint Residential Trust, a publicly-traded REIT that owns and operates single-family rental homes. Prior to joining Starwood Waypoint, Ms. Tran spent 18 years at Prologis, Inc., the largest publicly-traded global industrial REIT. At Prologis, Ms. Tran served as senior vice president and chief accounting officer, and most recently as chief global process officer, where she helped lead merger integration activities. Prior to Prologis, Ms. Tran was a senior associate with PricewaterhouseCoopers. From 2016 to 2024, Ms. Tran served on the board of directors and was the audit committee chairperson of Apartment Income REIT before the company was taken private. Ms. Tran also previously served on the advisory board of the Asian Pacific Fund. Ms. Tran received a Bachelor of Science degree in Business Administration from California State University East Bay. Ms. Tran completed the Executive Program for Women Leaders from Stanford University. Ms. Tran was licensed as a Certified Public Accountant in California and is CERT Certified in Cybersecurity Risk Oversight from the National Association of Corporate Directors.
In making the decision to nominate Ms. Tran to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive and board experience, including her leadership as chief financial officer; her extensive knowledge of real estate, financing transactions, and investor relations, as demonstrated across multiple organizations; and her extensive

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experience with organizational transformation and strategy. The committee also considered her commitment to human rights as demonstrated by her service as an advisor to organizations dedicated to expanding opportunities for an historically disadvantaged group.
Incumbent Director Not Standing for Re-Election

JOHN R. PRANN, JR.	Director since: 2000

Mr. Prann, age 75, is not standing for re-election at the 2026 virtual Annual Meeting in accordance with our Corporate Governance Guidelines. He has served as a director since December 2000, and serves as Chair of our Audit Committee. He also serves as a member of our Compensation Committee. Mr. Prann has been retired since 2016. From 2009 to 2016, Mr. Prann served as Chair of the Board of Directors of a privately held motorsports business. From 2012 until 2014, Mr. Prann served as a Senior Advisor to The Pritzker Group, a private capital, venture capital and asset management firm. From 1993 to 2001, Mr. Prann served as President, Chief Executive Officer and Chief Operating Officer of Katy Industries, Inc., a publicly traded manufacturer and distributor of consumer products and maintenance cleaning products. Mr. Prann also served as President and Chief Executive Officer of CRL, Inc., a diversified holding company that held a 25% interest in Katy Industries, Inc. Mr. Prann served as a director of CPAC, Inc., a publicly traded chemicals and equipment business, and Dynojet Research, Inc. He has served as a partner with the accounting firm of Deloitte & Touche. Mr. Prann holds a bachelor’s degree in biology from the University of California, Riverside, and a master’s degree in business administration from the University of Chicago.
Retired Director Who Served in 2025 Not Standing for Re-Election

DAMON T. HININGER	Director: 2009-2025

Mr. Hininger, age 56, retired as a director effective December 31, 2025. He served as a director from October 2009 to December 2025, and as our Chief Executive Officer from January 2025 to December 2025. He served as our President and Chief Executive Officer from October 2009 until December 2024. He also served as a member of our Executive Committee. From 2008 until 2009, he served as our President and Chief Operating Officer. From 2007 until 2008, he served as our Senior Vice President, Federal and Local Customer Relations, after having served as Vice President, Federal and Local Customer Relations since 2002. Prior to 2002, he held several positions of increasing responsibility with the Company. Mr. Hininger joined the Company in 1992 as a correctional officer at our Midwest Regional Reception Center (formerly known as the Leavenworth Detention Center). He serves on the Board of Trustees of the United Way of Metropolitan Nashville and Belmont University, where he also serves on the Board of Advisors for the Massey School of Business. Mr. Hininger also serves on the Board of Directors of the Nashville Public Education Foundation, Men of Valor, the Kansas State University Foundation and as a member of the Executive Board of the Middle Tennessee Council of the Boy Scouts of America. Mr. Hininger holds a bachelor’s degree from Kansas State University and a master’s degree in business administration from the Jack Massey School of Business at Belmont University. He is a 2022 recipient of the American Correctional Association’s (“ACA”) E.R. Cass Award for Correctional Achievement, the highest honor bestowed by that organization.
Board Recommendation
Our Board unanimously recommends a vote “FOR” each of the eleven nominees.

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PROPOSAL TWO: NON-BINDING RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2025 are described below under “Audit Matters.”
Representatives of Ernst & Young LLP will be present at the virtual Annual Meeting via webcast. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote. Brokers, banks, and other nominees generally have discretionary authority to vote on this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm, in its sole discretion. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm at any time if it determines that a change would be in our best interest.
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of
Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

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AUDIT MATTERS
Audit and Non-Audit Fees
The following table presents fees for audit, audit-related, tax and other services rendered by the Company’s principal independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2025, and 2024:

	2025 Fees	2024 Fees
Audit Fees (1)	$1,596,053	$1,683,600
Audit-Related Fees	—	—
Tax Fees (2)	247,118	387,725
All Other Fees (3)	2,000	2,000
Total	$1,845,171	$2,073,325

(1)
Audit fees for 2025 and 2024 include fees associated with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, and reviews of our quarterly financial statements.

(2)
Tax fees for 2025 and 2024 consisted primarily of fees related to professional services rendered for general tax compliance matters and tax advisory and planning matters. Tax fees also include tax advice related to mergers and acquisitions.

(3)	All Other Fees for 2025 and 2024 comprised access fees to EY Online, an online information and communication tool available to Ernst & Young LLP audit clients.
Pre-Approval of Audit and Non-Audit Fees
Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2025 and 2024, our Audit Committee pre-approved all amounts disclosed under “audit,” “audit-related,” “tax” and “all other” fees by Ernst & Young, LLP in accordance with applicable rules.
Our Audit Committee’s Auditor Independence Policy prohibits our independent registered public accounting firm from performing certain non-audit services and any services that have not been approved by our Audit Committee in accordance with the policy and the Section 202 rules. The policy establishes procedures to ensure that proposed services are brought before our Audit Committee for consideration and, if determined by our Audit Committee to be consistent with the auditor’s independence, approved prior to initiation, and to ensure that our Audit Committee has adequate information to assess the types of services being performed and fee amounts on an ongoing basis. Our Audit Committee has delegated to its Chair the authority to pre-approve services between meetings, when necessary, provided the full Audit Committee is apprised of the services approved at its next regularly scheduled meeting.

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Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Oversight of Financial Reporting
As part of its oversight of our financial statements, our Audit Committee reviews and discusses with both management and our independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. With respect to the 2025 fiscal year, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (“GAAP”) and reviewed significant accounting and disclosure issues with our Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301 (Communications with Audit Committees), as amended, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also received the written disclosures and a letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with our Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
Also, with respect to fiscal 2025, our Audit Committee received periodic updates on the effectiveness of our internal control over financial reporting provided by management, the independent registered public accounting firm, and the internal auditors at each regularly scheduled Audit Committee meeting and provided oversight during the process. At the conclusion of the process, management provided our Audit Committee with, and our Audit Committee reviewed a report on, the effectiveness of our internal control over financial reporting. Our Audit Committee also reviewed Management’s Report on Internal Control over Financial Reporting and Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Taking all these reviews and discussions into account, the undersigned Committee members recommended to our Board that our Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Submitted by the Audit Committee:
John R. Prann, Jr., Chair
Alexander R. Fischer
Devin I. Murphy
S. Dawn Smith
Nina A. Tran

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PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, the Company seeks your non-binding advisory vote and asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section (the “CD&A”) and the accompanying tables contained in this Proxy Statement. At our 2025 Annual Meeting of Stockholders, our stockholders indicated on an advisory basis their preference that advisory votes to approve the compensation of our Named Executive Officers occur every year. Considering the non-binding advisory input of our stockholders and other relevant factors, our Board has determined to hold this advisory vote every year. The affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote is required to approve the non-binding advisory vote of compensation paid to our Named Executive Officers. Broker non-votes will have no effect on the outcome of this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Because your vote is advisory, it will not be binding on our Compensation Committee. However, our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation for our Named Executive Officers. We urge you to read the CD&A, which begins on page 39 of this Proxy Statement, and other sections of this Proxy Statement that provide additional details on our executive compensation, including our compensation philosophy and objectives and the 2025 compensation of our Named Executive Officers.
As described in detail in the CD&A, our executive compensation programs are designed to ensure our executive officers are rewarded appropriately for their contributions to us, and that our overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. Our programs are designed to attract and retain executive leadership who will execute our business strategy, uphold our values and deliver results and long-term value to our stockholders. Our goal is to have a substantial portion of executive compensation contingent upon our performance.
Our Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee has engaged an independent compensation consultant from time to time to assist it in reviewing and assessing, as well as providing advice and guidance on the design and market competitiveness of, our compensation strategies and plans.
We believe our executive compensation programs are structured in the best manner possible to align the interests of our management team with those of our stockholders in the management of our business, the pursuit of our strategic objectives and the creation of long-term value.
Stockholders are being asked to vote on the adoption of the following resolution:
RESOLVED: That the stockholders of CoreCivic, Inc. approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2026 virtual Annual Meeting of Stockholders.
Our Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

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EXECUTIVE OFFICERS
The following table sets forth our executive officers as of March 31, 2026:

Patrick D. Swindle	President and Chief Executive Officer, and Director
David M. Garfinkle	Executive Vice President and Chief Financial Officer
Anthony L. Grande	Executive Vice President and Chief Development Officer
Lucibeth N. Mayberry	Executive Vice President and Chief Strategy Officer
Cole G. Carter	Executive Vice President, Chief Administrative Officer and General Counsel
Daren M. Swenson	Executive Vice President and Chief Corrections and Reentry Officer
Laura A. Groschen	Executive Vice President and Chief Information and Digital Officer

Set forth below are the biographies of each of our current executive officers, except for Mr. Swindle, whose biography is set forth under “Proposal 1 – Election of Directors.”
David M. Garfinkle, age 58, has served as our Executive Vice President and Chief Financial Officer since May 1, 2014. Mr. Garfinkle served as the Company’s Vice President of Finance and Controller from February 2001 to May 2014. From 1996 to 2001, Mr. Garfinkle served as Vice President and Controller for Bradley Real Estate, Inc., a publicly traded REIT. Prior to joining Bradley Real Estate, Inc., Mr. Garfinkle was a Senior Manager at KPMG Peat Marwick, LLP. Mr. Garfinkle is a Certified Public Accountant and holds a bachelor’s degree in business administration from St. Bonaventure University. Mr. Garfinkle serves on the board of directors and as chair of the audit committee of Mobile Infrastructure Corporation, an internally managed, publicly traded company that focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. Mr. Garfinkle also serves as a board member and as a member of the executive committee of Junior Achievement of Middle Tennessee, having previously served as the chair of that organization’s finance committee.
Anthony L. Grande, age 56, has served as our Executive Vice President and Chief Development Officer since July 2008. From September 2007 to July 2008, Mr. Grande served as our Senior Vice President, State Customer Relations. Mr. Grande joined the Company in 2003 as Vice President, State Customer Relations. Prior to joining the Company, Mr. Grande served as the Commissioner of Economic and Community Development for the State of Tennessee. Mr. Grande holds a bachelor’s degree from The American University and a master’s degree in education from Vanderbilt University.
Lucibeth N. Mayberry, age 53, has served as our Executive Vice President and Chief Strategy Officer and President of CoreCivic Ventures, LLC since May 2025. From October 2022 to May 2025, Ms. Mayberry served as our Executive Vice President and Chief Innovation Officer. Prior to assuming that role, Ms. Mayberry served as Executive Vice President, Real Estate from May 2015 until October 2022. From November 2013 to May 2015, Ms. Mayberry served as our Senior Vice President, Real Estate. From August 2008 to November 2013, Ms. Mayberry served as our Vice President, Deputy Chief Development Officer. From March 2006 to August 2008, Ms. Mayberry served as our Vice President, Research, Contract and Proposals. Ms. Mayberry joined CoreCivic in May 2003 as Senior Director, State Partnership Relations, and was promoted to Managing Director, State Partnership Relations in 2004. Before joining the Company, Ms. Mayberry served as a Senior Associate of the Taxation and Estate Planning Practice Group at the Nashville-based law firm Stokes, Bartholomew, Evans and Petree. Ms. Mayberry holds a bachelor’s degree from the University of Tennessee, a juris doctor from Vanderbilt University, and a Master of Laws degree in taxation from the University of Florida.

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Cole G. Carter, age 57, has served as our Executive Vice President, Chief Administrative Officer and General Counsel since May 2025. From May 2019 to May 2025, Mr. Carter served as our Executive Vice President and General Counsel. From July 2018 until May 2019, Mr. Carter served as our Senior Vice President, General Counsel and Secretary. From July 2006 to July 2018, Mr. Carter served as Associate General Counsel. Mr. Carter joined CoreCivic in 1992 as an academic instructor at Metro-Davidson County Detention Facility. Mr. Carter was promoted to manager of Educational Services at our Facility Support Center in May 1996, where Mr. Carter also served as director of Educational Services and joined our Legal Department in 2006. Since 2016, Mr. Carter has served as president of the CoreCivic Cares Fund, which provides short-term assistance to CoreCivic employees who are undergoing financial hardship. Mr. Carter holds a bachelor’s degree from Tennessee State University, a master’s degree from Middle Tennessee State University, and a juris doctor from Nashville School of Law.
Daren M. Swenson, age 57, has served as our Executive Vice President and Chief Corrections and Reentry Officer since January 2026. Mr. Swenson served as our Senior Vice President and Chief Corrections Officer from March 2025 until January 2026. From April 2024 until March 2025, he served as our Vice President, Core Services. From January 2021 until April 2024, he was our Vice President, Reentry Partnerships and Innovation. This followed his role as our Vice President, Community Corrections, a role he held from October 2016 until January 2021, and his role as a vice president leading both community and higher custody safety operations, which began in 2010. He began his career with CoreCivic in 1992 at our Prairie Correctional Facility in Appleton, Minnesota as a Correctional Sergeant. Before becoming an executive officer of the Company, Mr. Swenson progressed through multiple leadership positions including Warden and Managing Director, and Vice President. Mr. Swenson holds a bachelor's degrees in psychology and sociology from North Dakota State University and a master’s degree in management with a concentration in Organizational Leadership from Middle Tennessee State University.
Laura A. Groschen, age 60, has served as our Executive Vice President and Chief Information and Digital Officer since January 2026. Prior to assuming that role, Ms. Groschen served as Executive Vice President & Chief Information Officer of Acadia Healthcare from 2023 to December 2025, following senior technology leadership roles at Medtronic from 2016 to 2023, including Vice President & Chief Information Officer for the Cardiac and Vascular Group and Medtronic Global Functions and served as the company’s Chief Product Security Officer. From 2012 to 2016, she served as Vice President & Chief Information Officer at Optum Technology and Vice President, UnitedHealth Group Technology at UnitedHealth Group. Earlier in her career, Ms. Groschen spent over two decades in technology, operations, and strategic leadership roles at Wells Fargo & Company and began her career with KPMG. She holds a bachelor's degree in business administration and management information systems from the University of Minnesota. Ms. Groschen has received numerous awards, including 2024 CIO of the Year from InspireCIO, finalist recognition for the 2025 Nashville Technology Council and National CIO of the Year awards, and selection as one of the Top 50 Women Chief Information Officers of 2025. She also serves in community and industry leadership roles with NAMI Tennessee, Summit Academy OIC, Salesforce.com Healthcare & Life Sciences, and the McKinsey Digital Healthcare Council.

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EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This section of the Proxy Statement discusses the philosophy, objectives, and elements of our executive compensation programs and the compensation awarded to our Named Executive Officers (“NEOs”), consisting of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives in 2025. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow the Compensation Discussion and Analysis in this Proxy Statement. The following individuals were our NEOs for the fiscal year ended December 31, 2025:

Damon T. Hininger	Chief Executive Officer, Director (1)
David M. Garfinkle	Executive Vice President and Chief Financial Officer
Patrick D. Swindle	President and Chief Operating Officer(1)
Anthony L. Grande	Executive Vice President and Chief Development Officer
Lucibeth N. Mayberry	Executive Vice President and Chief Innovation Officer

(1)	Mr. Hininger served as Chief Executive Officer and Director through December 31, 2025. Mr. Swindle assumed the role of President and Chief Executive Officer and became a Director on January 1, 2026.
CD&A Executive Summary
Our Company and Strategy
We are the nation’s largest owner of partnership correctional, detention, and residential reentry facilities and one of the largest prison operators in the United States. Through three segments, CoreCivic Safety, CoreCivic Community and CoreCivic Properties, we provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions.
Our principal corporate objective is creating long-term value for our stockholders by pursuing avenues to profitably grow our primary CoreCivic Safety correctional and detention business while diversifying our revenues and cash flows by prudently expanding our CoreCivic Community and CoreCivic Properties businesses.
•
CoreCivic Safety pursues avenues to grow by improving performance under contracts with our existing government partners, marketing available facility capacity to existing and new government partners and providing new facility capacity as appropriate to meet specific partner needs.

•
CoreCivic Community pursues opportunities to market available residential capacity to existing and new government partners and to expand the scope of non-residential services intended to assist people transitioning from incarceration or to avoid incarceration altogether.

•
CoreCivic Properties offers government partners and providers an attractive portfolio of correctional and detention facilities that can be leased for various needs as an alternative to contracting for “turnkey” correctional, detention and residential reentry bed space and services and pursues opportunities to develop, build and lease prison facilities to government agencies in need of criminal justice infrastructure.

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2025 Company Performance Highlights
In 2025, we renewed several significant contracts and completed numerous other transactions and milestones, including the following:
CoreCivic Safety, Community and Properties:
•	Renewed 98% of our contracts that were up for renewal.
•
Agreed under an amended intergovernmental service agreement, or IGSA, to resume operations and care for up to 2,400 individuals at our 2,400-bed Dilley Immigration Processing Center in Dilley, Texas. Previously, after nearly ten years of operation, we received notification from U.S. Immigration and Customs Enforcement, or ICE, on June 10, 2024, of its intent to terminate funding of the IGSA for services at the Dilley facility effective August 9, 2024. The amended IGSA expires in March 2030 and may be further extended through bilateral modification. We began receiving residents at this facility during April 2025. Activation of the Dilley facility was completed in September 2025. Total annual revenue generated by the Dilley facility, as fully activated, is expected to be approximately $180.0 million.

•
Entered into a letter agreement with ICE to begin activation efforts at our 1,033-bed Midwest Regional Reception Center in Leavenworth, Kansas. On September 29, 2025, we announced that we entered into a new two-year contract with ICE effective September 7, 2025. Total annual revenue once the facility is fully activated is expected to be approximately $60.0 million.

•
Entered into a letter agreement with ICE to begin activation efforts at our 2,560-bed California City Detention Facility. We began receiving ICE detainees at our California City Detention Facility during August 2025, under terms of the letter agreement. On September 29, 2025, we announced that we entered into a new two-year contract with ICE effective September 1, 2025. Total annual revenue once the activation is complete is expected to be $130.0 million.

•
Awarded a new contract through an IGSA with ICE to resume operations at our previously idled 600-bed West Tennessee Detention Facility in Mason, Tennessee. The West Tennessee facility had been idle since September 2021. The IGSA expires in August 2030 and may be further extended through bilateral modification. We began receiving ICE detainees at the West Tennessee facility during September 2025. Total annual revenue once the facility is fully activated is anticipated to be approximately $30.0 million.

•
Awarded a new contract through an IGSA between the Oklahoma Department of Corrections and ICE to resume operations at our previously idled 2,160-bed Diamondback Correctional Facility in Watonga, Oklahoma. The Diamondback facility had been idle since 2010. The new contract commenced on September 30, 2025, expires in September 2029, and may be further extended through bilateral modification. We began receiving detainees in December 2025. Total annual revenue once the facility reaches stabilized occupancy is expected to be approximately $100.0 million.

•
Acquired the Farmville Detention Center, a 736-bed facility located in Farmville, Virginia. The Farmville Detention Center provides transportation, care, and civil detention services for adult male non-citizens through an IGSA with ICE, which expires in March 2029, and is expected to result in total annual incremental revenue of approximately $40.0 million.

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•
Entered into contract modifications at our 2,016-bed Northeast Ohio Correctional Center in Youngstown, Ohio, our 1,072-bed Nevada Southern Detention Center in Pahrump, Nevada, and our 1,600-bed Cimarron Correctional Facility in Cushing, Oklahoma to collectively add capacity for up to 784 ICE detainees. We subsequently entered into two additional modifications in the second half of 2025 to collectively add additional capacity at the Cimarron facility for up to nearly 300 ICE detainees.

•
Entered into a new management contract with the state of Montana to care for additional inmates outside the state of Montana, expanding the geographic range of our facilities that can serve the state of Montana. During 2025, we cared for an average daily population of 214 Montana inmates at our Tallahatchie County Correctional Facility in Mississippi under this new contract.

Corporate and Other:
•
Repurchased a total of 11.2 million common shares at a total cost of $218.4 million, or $19.48 per share, under our share repurchase program, increasing the total number of shares repurchased under our share repurchase program to 25.7 million common shares at a total cost of $399.5 million, or $15.52 per share since the program was authorized by our Board of Directors in 2022.

•
Entered into a First Amendment to our Fourth Amended and Restated Credit Agreement to, among other things, increase the size of the accordion feature that provides for uncommitted incremental extensions of credit from the greater of $200.0 million or 50% of Consolidated EBITDA for the period of four fiscal quarters most recently ended to the greater of $300.0 million or 50% of Consolidated EBITDA for the period of four fiscal quarters most recently ended, and to exercise the accordion feature by expanding the capacity under our revolving credit facility from $275.0 million to $575.0 million.

Stock Price Performance and TSR Ranking Within Our Peer Group
Our stock price decreased from a closing price of $21.74 at fiscal year-end 2024 to $19.11 at fiscal year-end 2025. We believe our stock price was negatively impacted by investor uncertainty regarding the timing, degree, and duration of increases to our detention population as a result of shifts in US immigration enforcement and detention policy.
Our total stockholder return (“TSR”) for 2025 and the three-year and five-year periods ended December 31, 2025, and ranking within our peer group (as set forth under Compensation Discussion and Analysis—Process for Determining Compensation—Independent Review and Use of Market Data—Peer Group Review and Update), are presented below. On March 18, 2026, our closing stock price was $20.22.

TSR Period	TSR(1)	Percentile Ranking Within Peer Group(1)
One-year TSR (12/31/2024 - 12/31/2025)	-12%	46%
Three-year TSR (12/31/2022 - 12/31/2025)	65%	71%
Five-year TSR (12/31/2020 - 12/31/2025)	192%	99%

(1)
TSR and Percentile Ranking within Peer Group were calculated by Exequity, our independent compensation consultant, using the Peer Group discussed in Compensation Discussion and Analysis—Process for Determining Compensation—Independent Review and Use of Market Data—Peer Group Review and Update.

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Pay for Performance
Pay for performance is an important component of our longstanding executive compensation philosophy. Our compensation approach is designed to attract, retain, and motivate qualified, knowledgeable, and talented executives. Compensation is provided using a balanced mix of short-term and long-term incentives because we believe that this balance drives leadership decisions that continuously strengthen our Company and focus on returning value to stockholders.
As each year’s executive compensation program goals are set, our Compensation Committee considers our Company’s external challenges and opportunities, examining not only opportunities for desirable business outcomes, but also opportunities for our Company to contribute to the improvement of the lives of those entrusted to our care and the career development of our workforce. The Compensation Committee also strives to align financial targets and NEO incentives with the most important aspects of our Company’s capital allocation and growth strategies.
We believe our Company’s executive compensation program creates proper incentives for our executives to achieve corporate and strategic objectives and to maximize stockholder value over the long-term and to align pay with stockholders’ interests.
Consistent with its long-held objectives, our Compensation Committee has developed and approved an executive compensation program providing for a range of compensation for our executives, with the intent of rewarding strong performance and reducing incentive compensation when our performance objectives are not achieved.
For 2025, the overall program did not change, although additional incentives were created to reward our team for the activation of idle facilities, and the Compensation Committee did review and adjust the peer group to ensure it remains appropriate. For a detailed discussion of our short-term and long-term incentive programs, see the Executive and Director Compensation—NEO Compensation for 2025—Annual Cash Incentive Plan and Executive and Director Compensation—NEO Compensation for 2025—Long-Term Incentive Compensation sections, respectively, of this Proxy Statement.

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The charts below illustrate the balance of target total compensation during 2025 for the CEO and the average of the other NEOs:
Elements of CEO and Other NEO Average Target Compensation(1)

(1)
The percentages of total compensation for our CEO and the average of our other NEOs as calculated above are based on the 2025 base salary and the value of executive-level perquisites paid to the CEO and other NEOs which were not paid generally to all employees, the 2025 annual cash incentive compensation award (assuming achievement at the target level (such award was ultimately paid at 250% for our CEO and 200% for our other NEOs)), the grant date fair value of the performance-based RSU awards granted in the first quarter of 2025 (assuming vesting at the target achievement level) and the grant date fair value of the time-based RSU awards granted in the first quarter of 2025.Each compensation element is outlined in more detail in the 2025 Summary Compensation Table on page 68 below. For the NEOs other than the CEO, the chart above is based on the average of each category.

As the charts above indicate, a significant portion of our NEOs’ total target compensation is performance-based. We believe this mix of total direct compensation reflects a strong pay-for-performance design of our executive compensation program.

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Key Elements of Our Compensation Program
The following table provides a summary of the types of compensation provided to our CEO and our other NEOs.

Compensation Element	Key Characteristics	Why We Use This Element	Considerations in Setting Pay Amount	2025 Decisions
Base Salary	• Fixed compensation • Payable in cash • Reviewed annually • Adjusted when appropriate	• To attract and retain qualified executives • Compensates for roles and responsibilities • Provides a secure level of guaranteed compensation	• Level of responsibility • Experience, skills and performance • Competitive labor market
•
Our CEO did not receive an increase in base salary, and our other NEOs received an average base salary increase of 10.1% during 2025, including a 27% increase on the effective date of the promotion of our Chief Operating Officer to President and Chief Operating Officer on January 1, 2025. Excluding this promotional increase, the other NEO's salaries were increased by 4.5% (on average) in 2025. See page 50 for further information.

Short-Term Cash Incentive Compensation	• Variable compensation • Cash-based • Adjusted annually as appropriate • Tied to preset performance targets	• Motivates and rewards • Incentivizes pursuit of short-term strategic goals
•
Adjusted EBITDA
•
Four Short-Term Goals (as defined below) focused on breakthrough achievements
•
Four Strategic Business Goals (as defined below) focused on improving lives and respecting human rights of residents and employees

•
Financial performance exceeded target level
•
Short-Term Goals were achieved
•
Four of four strategic Business Goals achieved resulting in a 1.2x modifier
•
CEO and NEOs received payout of 250% and 200% of base salary, respectively

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Compensation Element	Key Characteristics	Why We Use This Element	Considerations in Setting Pay Amount	2025 Decisions
Long-Term Equity Incentive Compensation	• Variable compensation • Performance-based RSUs and Time-based RSUs, vesting ratably over three years	• Motivates and rewards • Incentivizes pursuit of long-term value • Encourages multi-year retention of executives • Aligns with shareholder interests
•
Performance-based RSUs vest from 50-150% of grant over three years based on a Normalized FFO target set annually so long as Normalized FFO achieved is at least 90% of the Normalized FFO target.
•
Performance-based RSUs modified by Relative TSR(1)
•
Time-based RSUs vest ratably over three years
•
In 2025, the Committee, taking note of the Company’s leadership changes and the Committee’s desire to incentivize both NEO retention and NEO performance, awarded a special RSU grant to each of Ms. Mayberry and Messrs. Garfinkle and Grande valued at approximately $300,000. The value of the special award features a 50/50 split between performance- and time-based RSUs. The vesting criteria in the award agreements related to this special award is the same as the criteria described above.

•
CEO granted a 60/40, performance/time-based split of RSUs; other NEOs granted 50/50 split (including the special award received by Ms. Mayberry and Messrs. Garfinkle and Grande).
•
Normalized FFO exceeded target
•
Relative TSR(1) at the 69th percentile resulting in a 1.149x modifier

Other Benefits	• Fixed compensation • General programs available to all employees • Certain executive-level perquisites not paid generally to our other employees	• Executives enjoy same benefits as all employees • Provides competitive benefits to attract and retain talent	• Maintain common benefits across workforce • Offer executive level benefits comparable with other similarly positioned companies	• Our CEO and other NEOs receive limited executive perquisites described more fully on page 64

(1)
Relative TSR (“rTSR”) was determined by comparing our Company’s total shareholder return (“TSR”) against the companies comprising the Russell 2000. This calculation was performed by Exequity, our independent Compensation Consultant, at the request of our Compensation Committee. More information on the Compensation Committee’s use of rTSR can be found under the heading Compensation Discussion and Analysis—2025 Performance-Based RSU Awards (2025-2026 Performance Period).

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Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets. As described under NEO Compensation for 2025 on page 50, 55.8% of our CEO’s total direct compensation package and 49.6% of our other NEO’s total direct compensation package (on average) was performance-based in 2025 (calculated in the manner described on page 42).

•
Design of Our Annual Cash Incentive Plan—As described below under Annual Cash Incentive Plan on page 52, our annual cash incentive plan is performance-based, and a failure to achieve the minimum performance level in either Adjusted EBITDA or the failure to accomplish our Short-Term Goals results in zero bonus opportunity for such category (i.e., all this compensation is “at risk”). Further, the bonus opportunity provided by our annual cash incentive plan is increased or decreased based upon the level of achievement of certain Strategic Business Goals, and includes caps to align pay with market levels, limit risk-taking, and keep executives focused on long-term performance.

•
Design of Our Long-Term Equity Incentive Compensation Program—As described under Long-Term Incentive Compensation on page 57, a significant portion of our NEO’s long-term incentive compensation is in the form of performance-based RSUs which vest based on the achievement of annual Normalized FFO performance targets and are subject to an rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting, if any. As described on page 57, the failure to achieve the minimum Normalized FFO performance target in a particular year results in no RSUs vesting and the forfeiture of that year’s performance-based award. Normalized FFO is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP and is defined in Appendix A to this Proxy Statement. Please refer to Appendix A for further explanation and reconciliation of Normalized FFO to net income, its most directly comparable GAAP measure.

•
Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require significant levels of stock ownership for our executives and directors. See Guidelines and Policies—Executive Officer Stock Ownership Guidelines on page 65 and Director Stock Ownership Guidelines on page 84.

•
No Hedging or Pledging—Our insider trading guidelines include provisions that prohibit executive officers, directors, other officers and employees from engaging in hedging or pledging transactions involving Company securities. See No Hedging or Pledging Permitted on page 18.

•
No Tax “Gross Ups” for Severance Payments—As described in Potential Payments upon Termination or Change of Control on page 73, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

Results of 2025 Advisory Vote to Approve Executive Compensation
At our 2025 virtual Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our NEOs with over 97% of votes cast in favor of our advisory “say on pay” proposal. Our Compensation Committee and the Company view these results as an indication that our stockholders

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support our executive compensation policies. Nonetheless, our Compensation Committee regularly evaluates our executive compensation plans and policies, compensation best practices and market compensation trends, and considers alternatives for strengthening the alignment of our executive compensation program with our compensation philosophy and objectives, our business strategy, competitive market practices and long-term stockholder value creation. The comprehensive plan design described in this Proxy Statement reflects both an acknowledgement of stockholder support for the Company’s executive compensation approach and the desire of our Compensation Committee to continuously refine our executive compensation program in accordance with the factors listed above.
Compensation Philosophy and Objectives
The foundational philosophy of our executive compensation program is to provide a total mix of compensation, comprising base salary, annual cash incentive compensation, long-term equity-based incentive awards and other benefits, which enables us to attract, retain and motivate, qualified, knowledgeable, and talented executive leadership that will execute our business strategy, uphold our values, deliver positive results and create long-term value for our stockholders. Accordingly, our Compensation Committee develops compensation strategies and programs that will attract, retain, and motivate qualified, knowledgeable and talented executives through compensation that is:
•
Performance-based: A significant component of total compensation should be determined based on whether we achieve objective performance criteria that are aligned with positive operational performance, the successful execution of our capital allocation and growth strategies, and the creation of long-term stockholder value, and which do not encourage unreasonable risk-taking.

•
Competitive: To achieve our strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs that reward strong performance and limit compensation when our performance objectives are not achieved.

•
Balanced: Performance-oriented features and retention-oriented features should be balanced so the entire program accomplishes both pay-for-performance and executive retention objectives, while motivating executives and encouraging prudent risk-taking that is aligned with our capital allocation and growth strategies.

•	Fair: Compensation levels and plan design should fairly reflect competitive practices and the relationship of compensation levels among our executives.
Process for Determining Compensation – Independent Review and Use of Market Data
Role of Compensation Committee
Our Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers our Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”). Our Compensation Committee annually reviews executive compensation and our compensation programs to ensure our CEO and the other executive officers are rewarded appropriately for their contributions to our success, and our overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. Our Compensation Committee conducts this review and makes compensation decisions through a comprehensive process involving a series of meetings primarily occurring in the first and second quarters of each year. Compensation Committee meetings typically are attended by our Compensation Committee members, our Chair, our CEO and, upon request,

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the Compensation Committee’s independent compensation consultant. As with all Board committees, other Board members also have a standing invitation to attend our Compensation Committee’s meetings. Our CEO generally makes recommendations to our Compensation Committee regarding equity awards for the executive officers other than himself. Our Compensation Committee meets in executive session to the extent the members deem necessary or appropriate to ensure independent analysis and determinations. For example, executive sessions are generally convened to discuss the CEO’s compensation and the Committee’s evaluation of the CEO’s performance outside the presence of the CEO and other members of management. Additional information regarding our Compensation Committee and its meetings is included above under Corporate Governance—Board Meetings and Committees.
In making executive compensation determinations, our Compensation Committee performs an overall analysis of each executive’s individual job performance, position, experience, and level of responsibilities, impact on the execution of our strategy, contributions to our corporate performance, job tenure, and potential. The Compensation Committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth below, proprietary and publicly available compensation surveys, and data with respect to other public companies provided by our compensation consultant, Exequity.
Our Compensation Committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, our Compensation Committee uses proprietary and publicly available compensation surveys and data with respect to other public companies provided by Exequity to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers are at a market-competitive level.
Our Compensation Committee does not specifically target or benchmark in any formulaic manner any element of compensation or the total compensation payable to NEOs based on the foregoing factors.
Based on these objectives, our Compensation Committee has determined we should provide our executives with compensation packages comprising these primary elements:

Annual Base Salary	Annual Cash Incentive Compensation	Long-term Performance- Based Equity Incentive	Long-term Time-Based Equity Incentive
Compensates our NEOs for their roles and responsibilities and provides a secure level of guaranteed compensation.
Tied to achievement of objective financial performance and achievement of Short-Term Goals (as defined below); and modified by success or failure on Strategic Business Goals established annually by our Compensation Committee.

Tied to the objective financial performance of the Company; modified positively or negatively by our Company's rTSR; and strengthens the commonality of interests between executive officers and our stockholders.
Vests based on the passage of time and supports the retention of skilled NEOs who are incentivized to make decisions that support sustainable business operations and value creation over the long-term.

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Benefits and perquisites play a limited role in our executives’ total compensation packages. Our Compensation Committee believes that, because our balance of long-term and short-term incentives and our use of performance-based and time-based RSUs that provide a tie to our stockholders’ interests and our stock ownership guidelines, our executive compensation programs currently serve our compensation philosophy and objectives well.
Role of Independent Compensation Consultant
Our Compensation Committee has engaged an independent compensation consultant, Exequity, to assist in reviewing compensation strategies and plans and to provide proprietary and publicly available compensation surveys and data with respect to other public companies. When requested, Exequity works directly with the Chair of our Compensation Committee and as directed by the Chair of our Compensation Committee, with our CEO and other executive officers. Exequity representatives also attend Compensation Committee meetings when requested by the Compensation Committee. Exequity was selected due to its extensive experience in providing compensation consulting services and its status as a nationally recognized advisor on executive and director compensation programs.
At our Compensation Committee’s request, Exequity has from time to time performed compensation analyses, including peer and market comparisons, internal pay equity assessments, updating of the executive salary structure, and modeling of executive compensation levels at different levels of Company performance. These analyses and input from Exequity have assisted our Compensation Committee in determining whether our strategies and plans were advisable based on the Company’s current financial position and Strategic Business Goals, competitive with our peers and consistent with current practices in corporate governance and compensation design. Additional information regarding the engagement and independence of Exequity as independent compensation consultant to our Compensation Committee is included above under the heading Corporate Governance—Board Meetings and Committees.
Peer Group Review
In 2025, at the request of our Compensation Committee, Exequity assessed the appropriateness of our existing peer group and selection methodology.
The Compensation Committee considered the recommendations of Exequity in its use of the following criteria for assessing the appropriateness of the companies in our 2024 peer group going forward:
•	Owners and operators of multi-state facilities and complex operations;
•	Revenues of $500 million to $4 billion;
•	Greater than 1,000 employees;
•	Market capitalization of $600 million to $8 billion;
•	Investment in fixed assets of $1 billion to $6 billion;
•	Local competitors for executive talent;
•	Dependence on the maintenance and development of a stable workforce and an emphasis on human dignity; and
•	Future growth heavily dependent upon the acquisition or development of additional facilities.

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Five companies previously listed as peers were not included in the 2025 peer group because their revenue sizes approximated or substantially exceeded the upper bound of the revenue criterion above.

Boyd Gaming Corporation	Brinks Company (The)	Hilton Grand Vacations Inc.
Hyatt Hotels Corporation	Marriott Vacations Worldwide Corp.

Five peers not listed in the prior peer group were included for 2025 because each aligned with the revenue criterion above and met four or more of the other criteria.

Choice Hotels International, Inc.	Churchill Downs Incorporated	National Healthcare Corporation
Playa Hotels & Resorts, N.V.	Wyndham Hotels & Resorts, Inc.

Applying the foregoing selection criteria and Exequity’s input, and considering the Company’s overall compensation strategy, our Compensation Committee approved the 2025 peer group below.

Acadia Healthcare Company, Inc.	FirstCash, Inc.	Ryman Hospitality Properties, Inc.
Americold Realty Trust	GEO Group, Inc. (The)	Smith & Wesson Brands, Inc.
Brookdale Senior Living	Helmerich & Payne, Inc.	Sturm, Ruger & Company, Inc.
Choice Hotels International, Inc.	National Healthcare Corporation	Surgery Partners, Inc.
Churchill Downs Incorporated	Patterson-UTI Energy, Inc.	Universal Corporation
Cinemark Holdings, Inc.	Playa Hotels & Resorts, N.V.	Wyndham Hotels & Resorts, Inc.
Ensign Group, Inc. (The)	Red Rock Resorts, Inc.

While none of our peer group companies met all the selection criteria above, each peer group company met five or more of the selection criteria. At the time the Compensation Committee reviewed the peer group, our revenue was at approximately the 34th percentile when compared with the revenue of our peers.
NEO Compensation for 2025
Components of NEO Compensation
The primary components of the 2025 compensation program for our NEOs were:
•	Annual base salary;
•	Annual cash incentive compensation; and
•	Long-term incentive compensation consisting of a mix of performance- and time-based RSU awards.
Annual Base Salary
We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, skills, performance, and job roles and responsibilities. Typically, in the second quarter of each year, our Compensation Committee reviews and, if applicable, approves an annual salary plan for our executive officers, considering several factors, including prior year’s salary, responsibilities, tenure, individual performance, salaries paid by companies in our peer group for comparable positions, the Company’s overall pay scale, and the Company’s recent and projected financial performance.

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Our Compensation Committee also solicits the views and recommendations of our CEO, in consultation with our Chair, when setting the base salaries of the other executive officers, given their respective insight into internal pay equity and positioning matters, as well as executive performance. At a Compensation Committee meeting typically held in the second quarter of each year, our CEO summarizes his assessment of the performance during the previous year of each of the other executive officers. Our CEO, in consultation with our Chair, also provides his recommendations on any compensation adjustments. Our Compensation Committee approves any base salary adjustments for these executives based on factors such as the competitive compensation analysis, our CEO’s assessment of individual performance, the Company’s performance, the location of the executive’s current salary within the applicable salary range, general market conditions, and internal pay equity considerations.
The process is similar for determining any base salary adjustments for our CEO, except our CEO does not provide our Compensation Committee with a recommendation. Our CEO presents a self-assessment of his performance during the year to our Compensation Committee, which then approves any base salary adjustment based on the factors described above with respect to our other executives. To the extent it deems necessary and appropriate, our Compensation Committee meets in executive sessions to discuss adjustments to the base salaries of our executive officers, including our CEO. Such adjustments typically take effect on or about July 1 of each year.
In 2025, base salary represented approximately 18.8% of our CEO’s total direct compensation package (and, on average, approximately 22.7% of our other NEOs’ total compensation package at target performance (calculated in the manner described on page 43)). Specifically, the Compensation Committee considered each NEO’s current base pay, considering base salary levels paid to persons holding similar positions at peer companies, as well as the relative responsibilities of each NEO role within our Company. Based on its review, the Compensation Committee determined not to increase Mr. Hininger’s base salary. The Compensation Committee increased the base salaries of the other NEOs by an average of 10.1%, to maintain a market-competitive level of compensation for these executives, and to reflect increasing responsibilities of Mr. Swindle and Ms. Mayberry. Excluding Mr. Swindle, who, effective as of January 1, 2025, was promoted to the role of President and Chief Operating Officer, the other NEOs’ salaries were increased by an average of 4.5%.
Based on its review of the factors described above, the Compensation Committee determined that the base salary amounts for the NEOs should be set at the following levels:

Name	2025 Base Salary ($)	Percentage Change from 2024 Base Salary (%)
Damon T. Hininger	$1,110,000	—
David M. Garfinkle	$602,700	3.0%
Patrick D. Swindle	$700,000	27.0%(1)(2)
Anthony L. Grande	$612,880	3.0%
Lucibeth N. Mayberry (2)	$592,766	7.5%(3)

(1)
On December 18, 2024, the Compensation Committee determined to increase Mr. Swindle’s salary by 27% to $700,000 upon the effective date of his promotion to President and Chief Operating Officer, effective January 1, 2025.

(2)
On August 14, 2025, the Compensation Committee determined to increase Mr. Swindle’s salary by an additional 28.6% to $900,000, effective January 1, 2026, upon his promotion to President and Chief Executive Officer.

(3)
The Committee determined to increase Ms. Mayberry’s salary by 7.5% effective January 1, 2025, in light of her increasing responsibilities as Chief Strategy Officer, including her responsibilities as President of CoreCivic Ventures, LLC.

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Annual Cash Incentive Plan
Our annual cash incentive plan provides our executive officers with an opportunity to earn cash compensation based on the extent to which objective performance targets set in advance by our Compensation Committee are met. In 2025, assuming performance at the target level of achievement, annual cash incentive compensation represented approximately 25.4% of our CEO’s total compensation package and, on average, 24.5% of our other NEOs’ total compensation packages (calculated in the manner described on page 43).
In 2025, our Compensation Committee concluded the competitiveness of our annual cash incentive plan for attracting, retaining, and motivating qualified, knowledgeable, and talented executives, as well as its alignment with our capital allocation and growth strategies, would be sustained by:
•	including Adjusted EBITDA (as described below) as a financial performance metric;
•	linking a percentage of the overall incentive to the Company’s success or failure in achieving specific Short-Term Goals (as described below);
•	subjecting the combined results of the two cash incentive metrics above to a modifier based on the achievement of Strategic Business Goals (as described below).
Adjusted EBITDA Incentive
The Compensation Committee determined to use Adjusted EBITDA as a financial metric, because it is a primary metric used by the Company to assess performance, control overhead, and evaluate the Company’s ability to service and repay debt. The Compensation Committee concluded that aligning incentive compensation with this metric would reinforce the Company’s business strategies. Adjusted EBITDA is not impacted by taxes and short-term financing decisions, such as debt refinancing and equity issuances or repurchases that are not reflective of operating performance.
The Compensation Committee believes that the Adjusted EBITDA performance metric properly places focus on the Company’s correctional, detention and residential reentry businesses conducted by the Safety segment and Community segment, as well as addresses the efficient and effective management of our Properties segment. Adjusted EBITDA is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP.
Please refer to Appendix A for further explanation and reconciliation of Adjusted EBITDA to net income, its most directly comparable GAAP measure.
Short-Term Goals Incentive
The Compensation Committee established two short-term goals and a point system for the calculation of the NEOs' Short-Term Goal component of the Annual Cash Incentive Plan.
STG-1: Sell an underperforming or vacant facility. At the time of the Committee's consideration of the 2025 Short-Term Goals, the Committee took note of the then-vacant facilities as well as several facilities experiencing performance below targeted levels. It chose to incentivize the management team to seek opportunities to sell at least one of these facilities during 2025.
STG-2: Generate incremental EBITDA by activating idle facilities or acquiring board-approved facilities. The Committee further took note of the opportunities for activation of idle facilities as a result of increased immigration enforcement and shifts in criminal justice priorities likely to accompany the change in political leadership. To incentivize responsible pursuit of such opportunities, the Committee established a Short-

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Term Goal of being awarded one or more contracts to activate one or more idled facilities or acquiring one or more additional facilities. The measurement for this goal is the projected annual run rate EBITDA as reflected in the initial operating budget of such facility or facilities. Fulfillment of this goal was conditioned on contracts' being awarded or acquisitions being completed by December 31, 2025. Finally, any incremental EBITDA achieved in 2025 and considered in the calculation of performance against this goal would be excluded from the Adjusted EBITDA Incentive above in order to prevent double counting of EBITDA for 2025.
Strategic Business Goals Modifier
Further, the Compensation Committee deemed it appropriate to cause any resulting cash bonus to which our NEOs were eligible to receive as a result of the achievement of the performance targets established for Adjusted EBITDA and/or the Short-Term Goals to be subjected to a Strategic Business Goals modifier, which may increase or decrease such cash bonus depending on the level of achievement of the Strategic Business Goals established by the Compensation Committee.
The Compensation Committee adopted objective Strategic Business Goals as a performance modifier to the annual cash incentive compensation because our Compensation Committee believes that value is returned to our stockholders when we invest in the lives and futures of our workforce and those entrusted to our care by our government partners.
Our Compensation Committee believes the addition of the Strategic Business Goals modifier strikes an appropriate balance in rewarding our executive officers for achieving positive financial results in the near-term, while strengthening their focus on the successful execution of our long-term growth strategy, as well as the development of both our workforce and those entrusted to our care by our government partners. Achievement of the Strategic Business Goals is determined by our Compensation Committee based on their assessment of our performance with respect to the Strategic Business Goals. For these reasons, the entirety of each NEO’s annual cash incentive bonus opportunity for 2025 was subjected to a modifier tied to achievement of the following four goals:
SBG-1: Resident Reentry Programs. The Compensation Committee determined that the Company would be required to complete three of four resident-reentry program objectives to satisfy this goal. These objectives included: developing and implementing three digital content courses in collaboration with individuals with lived-experience in the criminal justice system by December 1, 2025; achieving, as of December 31, 2025, a combined total of 4,655 High School Equivalency and Career and Technical Education program completions across active facilities; completing six program fidelity assessments utilizing the Company’s newly developed internal fidelity tool by November 1, 2025; and identifying and implementing three new overdose-prevention strategies by December 31, 2025.
SBG-2: Human Rights. The Compensation Committee determined that the Company would be required to complete both of the following human-rights objectives to satisfy this goal. First, the Company would need to complete human-rights consultations at a minimum of 10 facilities, prioritizing locations with immigrant detainee populations that were not consulted in 2024, newly activated facilities with such populations (if any), and additional facilities designated by executive management. Second, the Company would need to complete live, in-person ethics and human-rights training at newly activated facilities with immigrant detainee populations and any other facilities experiencing significant increases in these populations.
SBG-3: Employee Retention. The Compensation Committee determined that the Company would be required to complete both of the following employee-retention objectives to satisfy this goal: (a) initiating a minimum of three Facility Optimization Team, or FOT, projects to increase retention prior to October 31, 2025, and (b) closing all action steps related to retention initiatives by December 31, 2025, for all Facility

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Optimization Team projects initiated between January 1, 2025 and October 31, 2025. FOT projects completed at three facilities used root cause analysis and data driven strategies to target and eliminate specific operational, compliance, leadership, or cultural deficiencies requiring corrective action to increasing employee retention rates.
SBG-4: Frontline Vacancy Reduction. The Compensation Committee determined that the Company would be required to achieve a 2.5 point reduction in the Company’s frontline employee vacancy rate by December 31, 2025, as compared to the Company’s frontline vacancy rate on December 31, 2024, to satisfy this goal.

Maximum Short-Term Incentive Opportunity
The Compensation Committee determined that a maximum award percentage should be set for the CEO and each of the NEOs in order to ensure that the ultimate cash incentive did not exceed preset limits.

Role	Max % of Base Salary
CEO	250%
NEO	200%

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The table below sets forth the performance targets and corresponding percentage of base salary amounts to be awarded to our CEO and other NEOs based on the achievement of Adjusted EBITDA and the Short-Term Goals during the year ended December 31, 2025, as established by the Compensation Committee on February 18, 2025. Under this established framework, Adjusted EBITDA and the Short-Term Goals metric determine the percentage of the annual cash incentive award before such award is adjusted upward or downward based on the achievement of Strategic Business Goals.

2025 Annual Cash Incentive Opportunity
Adj. EBITDA Target	Adjusted EBITDA ($)	CEO Bonus % of Base Salary	Other NEO Bonus % of Base Salary	Short-Term Goal 1 (Sale of vacant or under- performing facility)	CEO Bonus % of Base Salary	Other NEO Bonus % of Base Salary	Short-Term Goal 2 (Projected Run-Rate EBITDA contribution of contracts and acquisitions)	CEO Bonus % of Base Salary	Other NEO Bonus % of Base Salary
Min	$266,850,000	72.50%	58%	Achieve	5%	4%	Below $10 million	0%	0%
	$269,815,000	78.75%	63%	Fail	0%	0%	$10-$24.9 million	5%	4%
	$272,780,000	85%	68%				$25-$49.9 million	15%	12%
	$275,745,000	91.25%	73%				$50-$74.9 million	25%	20%
	$278,710,000	97.50%	78%				$75-$99.9 million	35%	28%
	$281,675,000	103.75%	83%				$100-$124.9 million	45%	36%
	$284,640,000	110%	88%				$125-$149.9 million	55%	44%
	$287,605,000	116.25%	93%				$150 million or more	65%	52%
	$290,570,000	122.50%	98%
	$293,535,000	128.75%	103%
Target	$296,500,000	135%	108%	+		+
	$299,465,000	141.25%	113%
	$302,430,000	147.50%	118%
	$305,395,000	153.75%	123%
	$308,360,000	160%	128%
	$311,325,000	166.25%	133%
	$314,290,000	172.50%	138%
	$317,255,000	178.75%	143%
	$320,220,000	185%	148%
	$323,185,000	191.25%	153%
Max	$326,150,000	197.50%	158%

Under the annual cash incentive opportunity, a failure to achieve the minimum bonus level in the Adjusted EBITDA category or a failure to achieve any of the Short-Term Goals results in zero bonus opportunity for that category. The CEO and NEOs may achieve a pro-rata share of the Short-Term Goals amount by satisfying one or two of the two Short-Term Goal components. Similarly, achievement of performance above the maximum bonus level in the Adjusted EBITDA category results in a bonus opportunity at the maximum level only for that category. Assuming the achievement of Adjusted EBITDA at or above the minimum level, the percentage of base salary awarded for performance falling between the listed achievement levels is determined by using straight-line interpolation. Because the Short-Term Goals category components are each success or failure or a fixed percentage within a given range, there is no means by which an NEO could exceed that measure nor is any straight-line interpolation utilized. Cash incentive awards achieved under the 2025 Annual Cash Incentive Opportunity table above are further increased or decreased based upon the achievement of Strategic Business Goals established by our Compensation Committee on February 18, 2025, in accordance with the table below.

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Strategic Business Goals Modifier Table

Strategic Business Goals Met	Modifier Applied
None	0.8x
One	0.9x
Two	1.0x
Three	1.1x
Four	1.2x

For 2025, we generated $365.6 million of Adjusted EBITDA which, adjusted by the difference between forecasted and actual EBITDA for idle facilities that were activated or acquired during the year, amounted to $314.0 million. As a result, our CEO’s annual cash incentive opportunity using straight-line interpolation was 171.97% of base salary and our other NEOs’ annual cash incentive opportunity using straight-line interpolation was 137.58% of base salary, before the application of the Strategic Business Goals modifier. We failed to achieve the first of the two Short-Term Goals, but we achieved a run-rate EBITDA estimate of greater than $150 million from four new contracts activated plus an acquisition of another detention facility during 2025 as it relates to the second of the two Short-Term Goals. As a result, our CEO's annual cash incentive opportunity resulting from the Short-Term Goals was 65% of base salary and our other NEO's annual cash incentive opportunity was 52%, before the application of the Strategic Business Goals modifier.
As indicated in the table below, the Compensation Committee determined that we achieved four of our Strategic Business Goals, which resulted in a Strategic Business Goals modifier of 1.2x.
The following table reflects our Compensation Committee’s determination of the appropriate modifier based on Strategic Business Goals established by the Compensation Committee on February 18, 2025:

Strategic Business Goals Modifier	2025 Target (%)	2025 Performance Achieved (Yes/No)	Goal Achieved
SBG-1: Resident Reentry Programs	3 of 4 Complete	Yes (4 of 4 Complete)	Yes
SBG-2: Human Rights	2 of 2 Complete	Yes (2 of 2 Complete)	Yes
SBG-3: Employee Retention	2 of 2 Complete	Yes (2 of 2 Complete)	Yes
SBG-4: Frontline Employee Vacancy Reduction	2.5-point reduction	Yes (5.3-point reduction)	Yes
Resulting Modifier			1.2x

Based on our 2025 performance, the following annual cash incentive plan compensation was awarded to our NEOs in February 2026:
Calculation of Actual Cash Incentive Compensation

Name	2025 Base Salary(1)	2025 Target		Actual Adj EBITDA		Short Term Goals		Strategic Mod.	Cap Applied?		Cash Incentive Compensation
	$	$	%	$	%	$	%	%	Yes/No	%	$
Hininger	$1,110,000	$1,498,500	135%	$1,908,854	172.0%	$721,500	65%	120%	Yes	250%	$2,775,001
Garfinkle	$593,250	$640,710	108%	$816,164	137.6%	$308,490	52%	120%	Yes	200%	$1,186,500
Swindle	$695,999	$751,679	108%	$957,520	137.6%	$361,919	52%	120%	Yes	200%	$1,391,997
Grande	$603,268	$651,529	108%	$829,947	137.6%	$313,700	52%	120%	Yes	200%	$1,206,537
Mayberry	$591,653	$638,985	108%	$813,967	137.6%	$307,660	52%	120%	Yes	200%	$1,183,307

(1)
The amounts in this column reflect the base salary actually paid by the Company to the NEO during the year ended December 31, 2025 and reflect, to the extent applicable, any changes in base salary that were effective during the year ended December 31, 2025.

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Long-Term Incentive Compensation
Our pay mix is weighted toward equity compensation because we believe long-term, equity-based incentive compensation strengthens and aligns the interests of our executive officers with our stockholders. Equity incentive awards are generally granted to our executive officers on an annual basis. In 2025, long-term equity incentive compensation represented approximately 50.8% of our CEO’s total direct compensation package and, on average, approximately 50.2% of our other NEOs’ total compensation package (calculated in the manner described on page 43).
Long-Term Equity Incentive Compensation Plan Components
Our long-term equity incentive plan components are:
Performance-Based RSUs
•
Vest annually over a three-year period based on the achievement of an annual Normalized FFO performance target and subject to an rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting.

•	Awards settled in stock, with cash dividends on RSUs, if any, being paid in cash only for RSUs that ultimately vest upon the achievement of performance targets.
•	Granted to NEOs, executive officers and other vice presidents.
Time-Based RSUs
•
Annual time-based RSU awards vest in equal amounts over three years beginning on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year.

•	Awards settled in stock, with cash dividends on RSUs, if any, being paid in cash only for RSUs that ultimately vest.
•	Granted to the NEOs as well as to other eligible employees.
2025 Long-Term Equity Incentive Compensation Awards
From time to time, the Compensation Committee discusses with Exequity the most appropriate way to motivate and retain our executives. The Compensation Committee believed it was important to continue to use RSU awards instead of stock options to better align the interest of our executives with our stockholders, to encourage executive retention and to conform to compensation practices which provide for granting of both time-based and performance-based equity awards to executive officers.
As a result of these discussions, the Compensation Committee made the decision to structure long-term equity incentive compensation awards in 2025 as a combination of performance-based RSUs and time-based RSUs. Our Compensation Committee considered many factors in determining the mix and value of the time-based and performance-based RSUs to be granted to our NEOs. Factors considered included our financial performance, our progress in the successful execution of our capital allocation and growth strategies, competitive market practices, internal pay equity, executive recruitment and retention, our focus on equity compensation in our pay mix to encourage long-term value creation, and the volatile nature of the stock market in general and the Company’s common stock in particular. Performance-based RSUs create substantial upside opportunity in that vesting depends on the achievement of targets aligned with the Company’s business strategy, while time-based RSUs offer a level of predictability in that they vest

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in accordance with a preset schedule so long as the grantee remains employed at the time of vesting. Both performance-based and time-based RSUs offer upside and downside potential because each type of RSU is tied to our stock price and each offers the opportunity to accrue dividend equivalents before vesting (if dividends are distributed), but are not paid until vesting, and then only to the extent the associated performance-based RSUs or time-based RSUs vest and the underlying shares are issued (see Compensation Discussion and Analysis—NEO Compensation for 2025—Dividend Equivalent Rights). Utilizing both types of RSUs closely aligns our CEO and other NEOs with the long-term interests of our stockholders.
The Compensation Committee believed the use of Normalized FFO as a performance metric for purposes of our performance-based RSUs reflects the value we deliver to our stockholders, as well as the earnings and cash-generating potential of our portfolio and is comparable to performance metrics used by real estate operating companies. See Compensation Discussion and Analysis—2025 Performance-Based RSU Awards (2025-2026 Performance Period). Additionally, by subjecting the performance-based RSUs to the rTSR modifier, the long-term compensation for our NEOs is brought into better alignment with the market results experienced by our stockholders.
As a result of these discussions, on February 18, 2025, the Compensation Committee determined that each NEO should receive RSU awards as follows:
•
Mr. Hininger, an award valued at approximately $3,000,000, with 60% of the award comprising performance-based RSUs and 40% of the award comprising time-based RSUs (based on the grant date value of such awards), consistent with the previous year’s award.

•
Mr. Swindle, an award valued at approximately $1,300,000, with 50% of the award comprising performance-based RSUs and 50% of the award comprising time-based RSUs (based on the grant date value of such awards), an increase of approximately $250,000, consistent with his promotion to President and Chief Operating Officer, effective January 1, 2025.

•
Each of Ms. Mayberry and Messrs. Garfinkle and Grande, an award valued at approximately $1,100,000, with 50% of the award comprising performance-based RSUs and 50% of the award comprising time-based RSUs (based on the grant date value of such awards), consistent with the previous year’s award received by each.

In addition to the RSUs described above, on March 17, 2025, the Compensation Committee, taking note of the Company's leadership changes and the Committee's desire to both incentivize NEO retention and NEO performance, awarded a special RSU grant to each of Ms. Mayberry and Messrs. Garfinkle and Grande of 14,157 RSUs (6,687 performance-based RSUs and 7,470 time-based RSUs) valued at approximately $300,000, with approximately 50% of the award in the form of performance-based RSUs and 50% of the award in the form of time-based RSUs (based on the grant date fair value of such awards).

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The table below presents the performance-based RSU and time-based RSU awards made by the Compensation Committee to the NEOs during 2025:

Name	2025 Performance- Based RSUs Granted(1)	2025 Time-Based RSUs Granted(2)	Grant Date Fair Value ($)
Damon T. Hininger	84,706	62,533	$3,000,011 (3)
David M. Garfinkle	26,000	28,791	$1,104,999 (3)
	6,687	7,470	$299,987 (4)
Patrick D. Swindle	30,588	33,872	$1,299,999 (3)
Anthony L. Grande	26,000	28,791	$1,104,999 (3)
	6,687	7,470	$299,987 (4)
Lucibeth N. Mayberry	25,412	28,140	$1,080,012 (3)
	6,687	7,470	$299,987 (4)

(1)
The performance-based RSUs vest annually in three anniversary tranches subject to the achievement of the annual Normalized FFO performance target, and further subject to a 3-year rTSR modifier. Based on Normalized FFO performance, our NEOs are eligible to earn as high as 150% of the original grant value, subject to adjustment by the 3-year rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting (+/- 20%), or as low as 0% of the original grant value if the threshold performance metric is not achieved.

(2)
The time-based RSUs vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year.

(3)
The grant date fair value was calculated using a Monte Carlo valuation of $21.25 per share for the performance-based RSUs awarded on February 18, 2025, and a closing share price of $19.19 per share for the time-based RSUs awarded on February 18, 2025. The amounts presented above do not include the impact of the rTSR modifier.

(4)
The grant date fair value for the special RSU grant was calculated using a Monte Carlo valuation of $22.43 per share for the performance-based RSUs awarded on March 17, 2025 and a closing share price of $20.08 per share for the time-based RSUs awarded on March 17, 2025. The amounts presented above do not include the impact of the rTSR modifier.

2025 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the table above vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year. The Compensation Committee believes the amount of the time-based RSUs granted to our NEOs was appropriate given our compensation philosophy and objectives, including our retention objectives. In 2025, time-based RSUs represented approximately 20.3% of our CEO’s total compensation package, and on average, 25.1% of our other NEOs’ total compensation package, including the time-based RSUs granted to each of Messrs. Garfinkle and Grande and Ms. Mayberry under the special award of RSUs (calculated in the manner described on page 43).
Peer Group for Determining rTSR Modifier for Performance-Based RSU Awards
In setting the performance goal for the performance-based RSU awards for 2025 that are subject to the rTSR modifier, our Compensation Committee, consistent with its approach in 2021 (following the Company’s transition to a taxable C corporation), 2022, 2023, and 2024, evaluated whether the Russell 2000 was the appropriate rTSR comparator peer group for the Company in 2025. Because the Russell 2000 measures the performance of the smallest 2,000 members of the Russell Index based on market cap and covers a broad array of industries, the Compensation Committee reasoned that the Russell 2000 continues to provide a useful comparison source that is both reflective of broader market performance and investor expectation.
On February 18, 2025, our Compensation Committee, utilizing the same rTSR comparator group as 2021-2024, established a three-year rTSR performance period (2023-2025) for the vesting of the first tranche of NEO RSU awards made in 2025 as well as for the vesting of the second tranche of RSU awards made in 2024 and for vesting of the third tranche of RSU awards made in 2023.

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2025 Performance-Based RSU Awards (2025-2027 Performance Period)
In 2025, after taking into account the evolving nature of our Company’s business, industry, and strategy for growth, the Compensation Committee elected to establish an annual Normalized FFO performance target for the first award tranche. The Compensation Committee established the vesting targets for the 2025 Performance Period on February 18, 2025, in accordance with the following table. Failure to achieve the minimum Normalized FFO performance target in a particular year results in no RSUs vesting and the forfeiture of that year’s tranche of performance-based award. Additionally, the amount of RSUs that will ultimately vest based on the Normalized FFO targets in the table below will be adjusted positively or negatively based on the rTSR modifier.

	2025 Normalized FFO(1)	Normalized FFO Modifier		2025 Normalized FFO(1)	Normalized FFO Modifier
Min (90%)	$1.36	50.00%	Target	$1.51	100.00%
	$1.37	53.33%		$1.52	103.33%
	$1.38	56.67%		$1.53	106.67%
	$1.39	60.00%		$1.54	110.00%
	$1.40	63.33%		$1.55	113.33%
	$1.41	66.67%		$1.56	116.67%
	$1.42	70.00%		$1.57	120.00%
	$1.43	73.33%		$1.58	123.33%
	$1.44	76.67%		$1.59	126.67%
	$1.45	80.00%		$1.60	130.00%
	$1.46	83.33%		$1.61	133.33%
	$1.47	86.67%		$1.62	136.67%
	$1.48	90.00%		$1.63	140.00%
	$1.49	93.33%		$1.64	143.33%
	$1.50	96.67%		$1.65	146.67%
Target	$1.51	100.00%	Max (110%)	$1.66	150.00%

(1)
Normalized FFO is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to Appendix A for further explanation and reconciliation of our 2025 Normalized FFO to net income, its most directly comparable GAAP measure.

At the same time our Compensation Committee established the Normalized FFO performance targets for the 2025 Performance Period, the Compensation Committee also established the following rTSR modifier levels, which positively or negatively modify any Normalized FFO performance achieved based on the table below.
Relative TSR Modifier Table

rTSR Percentile	rTSR Modifier (1)(2)
25th	0.8x
50th	1.0x
75th	1.2x

(1)	If the Company’s absolute TSR for the performance period is less than zero, the rTSR modifier shall not exceed 1.0x for the performance period.
(2)	If the applicable rTSR percentile performance falls between the listed rTSR percentiles, straight-line interpolation is used to determine the applicable modifier.
As described above, for 2025, our Company’s rTSR was calculated based on the TSRs of the companies comprising the Russell 2000. The Compensation Committee chose this comparison group as it believes that it represents the most appropriate set of companies on which to base the Company’s rTSR performance. The Compensation Committee believes that calculating rTSR against the companies comprising the Russell 2000 provides a more comprehensive comparison of our share price performance than our compensation peer group which is comprised of a narrower industry base and a limited number of companies. The

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Compensation Committee also believes that comparing our Company’s shareholder return against the shareholder return of the companies in this group closely aligns this key compensation metric with the expectations of investors in small cap companies.
For 2025, our Company achieved a Normalized FFO of $2.05 per share, which exceeded the maximum award level set by our Compensation Committee. Hence, our performance resulted in the achievement of a Normalized FFO performance multiplier of 150%.
The Company’s three-year (2023-2025) rTSR performance of 68.7% landed near the top of the third quartile, resulting in an rTSR modifier of 1.149x. As a result of the application of the rTSR modifier, the number of 2025 performance-based RSUs, including the first tranche of the performance-based RSUs granted under the special RSUs granted to each of Messrs. Garfinkle and Grande and Ms. Mayberry, that vested amounted to 172.35% of the original grant amount, or 114.9% of the Normalized FFO performance achieved of 150%.
The Compensation Committee believed the amount of these awards was appropriate given our compensation philosophy and objectives. The Compensation Committee believed that the effect of the combined Normalized FFO and rTSR calculations properly rewarded our CEO and other NEOs because the rTSR modifier further increased the impact of Normalized FFO performance on CEO and NEO equity incentive awards. Finally, the Compensation Committee determined the modifier was appropriate because it rewards the NEOs for the Company’s stock performance when compared to the Russell 2000. In 2025, performance-based RSUs represented approximately 30.5% of our CEO’s total compensation package, and on average, 25.1% of our other NEOs’ total compensation package, including the first tranche of the performance-based RSUs granted under the special RSUs granted to each of Messrs. Garfinkle and Grande and Ms. Mayberry, (calculated in the manner described on page 43).
Outstanding 2024 Performance-Based RSU Awards (2024-2026 Performance Period)
The second tranche of performance-based RSUs granted in 2024 are subject to the same Normalized FFO modifier of 150% described above and the same three-year rTSR modifier of 1.149x described above. The Compensation Committee determined that using a three-year rTSR modifier for the second tranche of the 2024 RSUs was consistent with the intention of the incentive plan and the approach applied for 2025 awards. As a result of the application of the three-year rTSR modifier, the number of the second tranche of 2024 performance-based RSUs that vested amounted to 172.35% of the original grant amount, or 114.9% of the Normalized FFO performance achieved of 150%.
Outstanding 2023 Performance-Based RSU Awards (2023-2025 Performance Period)
The third tranche of performance-based RSUs granted in 2023 are subject to the same Normalized FFO modifier of 150% described above and the same three-year rTSR modifier of 1.149x described above. The Compensation Committee determined that using a three-year rTSR modifier for the final third of the 2023 RSUs was consistent with the intention of the incentive plan and the approach applied for 2025 awards. As a result of the application of the three-year rTSR modifier, the number of the third tranche of 2023 performance-based RSUs that vested amounted to 172.35% of the original grant amount, or 114.9% of the Normalized FFO performance achieved of 150%.
Outstanding Hininger Special One-Time Award
On February 15, 2024, in recognition of the substantial contributions made by our Chief Executive Officer, Mr. Hininger, to the Company, and to encourage retention of Mr. Hininger for a multi-year period, our Compensation Committee, provided a special one-time award to Mr. Hininger (the “Hininger Special

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One-Time Award”). The Hininger Special One-Time Award consisted of 70,225 performance-based RSUs at a fair market value of $14.24 per share, the approximate equivalent of $1,000,000 at the time of award. The Compensation Committee believes this Special One-Time Award was designed to incentivize Mr. Hininger’s performance and retain him for a multi-year period.
The Hininger Special One-Time Award was subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025. The vesting of these RSUs was contingent upon the achievement of specific performance criteria. Specifically, the Company’s Normalized FFO per share for the year ending December 31, 2025, must exceed the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share.
Were the performance vesting criteria not met, the RSUs granted under the Hininger Special One-Time Award would have been forfeited. The Hininger Special One-Time Award was not subject to any multiplier or modifier. The Special One-Time Award was an all or nothing award, as illustrated in the table below:

Date	2025 Normalized FFO > $1.70 per share	2025 Normalized FFO < =$1.70 per share
February 20, 2026	70,225 Shares Vest	0 Shares Vest

The Company’s Normalized FFO per share for the period ended December 31, 2025, was $2.05, which resulted in the vesting of the Hininger Special One-Time Award in February 2026.
Vesting of 2023-2025 Time-Based RSUs Based on the Passage of Time and 2023-2025 Performance-Based RSUs Based on 2025 Performance. As set forth in the table below, as a result of our Normalized FFO performance of $2.05 per share for 2025, and the application of the applicable rTSR modifier of 1.149x described above, the 2025 performance period tranches for outstanding performance-based RSUs granted in 2023, 2024 and 2025 vested in the amounts set forth below. In accordance with the terms of the awards, the vesting occurs, and shares are issued on the later of (i) delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year and (ii) the applicable anniversary of the grant date. However, solely with respect to the first tranche of the performance- and time-based RSUs granted to each of Messrs. Garfinkle and Grande and Ms. Mayberry, the Compensation Committee determined to cause such awards to vest with the February 2025 performance- and time-based RSUs granted. The Compensation Committee determined this revised vesting to be appropriate as a result of the Company’s performance in 2025, the individual contributions of Messrs. Garfinkle and Grande and Ms. Mayberry during 2025, and the limited nature of the performance- and time-based RSUs related to the first tranche of the special RSUs granted in March 2025. Additionally, as set forth in the table below, the 2025 period tranches for the time-based and performance-based RSUs granted in 2023, 2024 and 2025, inclusive of the time-based RSUs granted on March 17, 2025, vested on February 20, 2026.

Name	‘25 TBRSUs(1) Vesting in '26	‘24 TBRSUs(1) Vesting in '26	‘23 TBRSUs(1) Vesting in '26	‘25 PBRSUs(2) Vesting Per '25 Performance in '26	‘24 PBRSUs(2) Vesting Per '25 Performance in '26	‘23 PBRSUs(2) Vesting Per '25 Performance in '26
Damon T. Hininger	20,844	28,090	33,971	48,663	131,778	76,359
David M. Garfinkle	12,087	12,933	16,759	18,777	18,893	25,111
Patrick D. Swindle	11,290	12,640	16,380	17,572	18,465	24,546
Anthony L. Grande	12,087	12,933	16,759	18,777	18,893	25,111
Lucibeth N. Mayberry	11,870	12,640	16,380	18,439	18,465	24,546

(1)	“TBRSUs” refers to time-based restricted stock units as described in the section of this Proxy titled 2025 Long-Term Equity Incentive Compensation Awards.

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(2)	“PBRSUs” refers to performance-based restricted stock units as described in the section of this Proxy titled 2025 Long-Term Equity Incentive Compensation Awards.
Dividend Equivalent Rights. The performance-based RSUs and time-based RSUs have associated dividend equivalent rights that are earned based on cash dividends, if any, paid by the Company while the award is unvested and outstanding. The dividend equivalent rights, if any, are paid in cash, and do not vest and are not paid unless and until, and then only to the extent, the associated performance-based RSUs or time-based RSUs vest and the underlying shares are issued. This further aligns the executive officer’s interests with our stockholders, encourages dividend growth performance and does not result in payment of any unearned compensation. The Company has not declared a dividend since the payment of our first quarter dividend in 2020. In August 2020, our Board unanimously voted to discontinue our quarterly dividend and prioritize allocating our free cash flow to reduce debt levels. Any future dividend is subject to our Board’s determinations as to the amount and timing thereof, as well as limitations under the Company’s debt covenants.
Substantial Compensation Tied to Our Objective Performance
RSUs granted in 2025 comprised both performance-based RSUs that vest based on the achievement of an annually set Normalized FFO performance target, subject to a positive or negative adjustment by an rTSR modifier, time-based RSUs that vest ratably over three years. In 2025, our annual cash incentives were earned based upon our objective performance against a pre-established financial performance target (Adjusted EBITDA) and pass/fail Short-Term Goals and modified positively or negatively based on our achievement of objective Strategic Business Goals. As a result, a substantial portion of executive compensation is at risk, paid based on our objective performance and tied to the interests of our stockholders and long-term value creation.
Non-Direct Compensation
Severance and Change in Control Benefits
We believe reasonable severance and change in control benefits are necessary to recruit and retain effective senior managers. These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and are a product of a generally competitive recruiting environment within our industry. We also believe a change in control arrangement will provide some level of protection to our executive officers who might be terminated involuntarily in connection with such a transaction. In addition, we have sought to maintain a high level of consistency in the severance terms applicable to all members of the executive team.
In 2025, our Compensation Committee adopted an Amended and Restated Executive Severance and Change in Control Plan (the “Severance Plan”) applicable to each of our executive officers. Our Compensation Committee believes that the Severance Plan is preferable to individual executive employment agreements, because the Severance Plan ensures continuity of terms between our executive officers and facilitates ease of administration.
The Severance Plan became effective July 25, 2025, and replaced the original Executive Severance and Change in Control Plan, which became effective January 1, 2025. Each of our named executive officers is a participant under the Severance Plan. In connection with each such named executive officer’s participation in the Severance Plan, each such executive officer entered into a Confidentiality, Intellectual Property and Non-Competition Restrictive Covenants Agreement with the Company (the “Confidentiality Agreement”).
Our executive Severance Plan provides for cash severance for our executive officers equal to 100% of the then-current annual base salary and target annual cash bonus amount (other than with respect to our CEO,

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for whom the Severance Plan provides for 200% of the then-current base salary and target annual cash bonus), in the event of termination of employment by the Company without “cause” or resignation by the executive for “good reason,” and a double trigger payment for our executive officers equal to 150% of the then-current annual base salary and target annual cash bonus amount (other than with respect to our CEO, for whom the Severance Plan provides for 250% of the then-current base salary and target annual cash bonus), plus certain other benefits, in the event of termination of the executive’s employment by the Company without cause” or resignation for “good reason” in connection with a “change in control”.
The Severance Plan and the potential costs in the event of a change in control are reviewed periodically by our Compensation Committee, which remains informed with respect to developments and suggested best practices in compensation structure and design. Severance benefits are more fully discussed under the heading Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control in this Proxy Statement.
Our executives are eligible to participate in all compensation or employee benefit plans or programs maintained by the Company for the benefit of its salaried employees or senior executives from time to time. These plans and programs may include health and life insurance.
Perquisites and Other Benefits
The Company has paid relocation expenses, either in the form of reimbursement or a lump sum payment, to the NEOs who have relocated to Nashville, Tennessee to assume their positions with the Company. We permit limited tax gross up payments to our executives to cover the income tax associated with the taxable portions (if any) of such relocation reimbursement payments.
The NEOs are also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, short-term disability insurance, and dental insurance. Additionally, the Company pays supplemental life and long-term disability insurance premiums for the NEOs. To encourage community involvement, the NEOs are also eligible for reimbursement for certain civic and professional memberships that are approved in advance. We also pay for physicals for executive officers up to $3,900 per individual on an annual basis and provide an optional concierge physician service benefit up to $4,500 per year to our officers, including our executive officers. We also reimburse our NEOs for certain wellness memberships.
In addition, we have adopted a security program, pursuant to which we incurred certain costs related to Mr. Hininger’s personal security. Our independent directors believe these security costs are necessary and appropriate business expenses as these costs arise from the nature of our CEO’s employment. In 2025, the costs related to personal security for Mr. Hininger included residential and personal security for Mr. Hininger. Based on an assessment of risk, the independent directors determined that these security measures were required for the Company’s benefit due to the importance of Mr. Hininger to the Company and to address specific threats and safety concerns. Although we do not consider the provision of such necessary security measures to be a perquisite, pursuant to SEC guidance, we have reported these costs in the “All Other Compensation” column of the 2025 Summary Compensation Table.
Retirement Plans
401(k) Plan
The Company maintains a qualified 401(k) plan. The Company matches a percentage of eligible employee contributions to our 401(k) Plan. Employer matching contributions are made in cash on a dollar-for-dollar basis up to 5% of the employee’s base salary and are fully vested.

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Nonqualified Deferred Compensation Plan
The Company also maintains a nonqualified deferred compensation plan covering our executive officers and certain key employees (the “Executive Deferred Compensation Plan”). Under the terms of the Executive Deferred Compensation Plan, participants are eligible to defer up to 50% of their annual base salary and 100% of their cash incentive bonus each plan year. The Company, in its discretion, may make matching contributions to the plan. Currently, the Company makes matching contributions equal to 100% of amounts deferred up to 5% of total cash compensation. The matching contribution is credited monthly but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. Any compensation deferred and matching contributions, if any, earn a return based on a fixed rate that is established by the Company based on the return received by the Company on certain investments designated as a funding mechanism for meeting its obligations under the Executive Deferred Compensation Plan. Participants are 100% vested in amounts deferred under the Executive Deferred Compensation Plan and earnings on those amounts, while the matching contributions vest 20% after two years of service, 40% after three years of service, 80% after four years of service and 100% after five years of service, subject to accelerated vesting in the event of a change in control, death, disability, or retirement (age 62).
Guidelines and Policies
Executive Officer Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our executive officers and non-executive directors. The stock ownership guidelines are designed to align the economic interests of executive officers and our Board with those of stockholders and to discourage excessive risk-taking by management and directors. In 2025, the Company adopted revised stock ownership guidelines. Under the revised guidelines, our CEO is expected to own a number of shares of the Company's common stock with a value of six times (6x) such executive officer's base salary, and other NEOs are expected to own a number of shares of the Company’s common stock with a value equal to three times (3x) such executive officer’s base salary. Executive officers are expected to achieve these ownership levels, subject to a limited hardship exemption, by the later of (a) May 15, 2027, or (b) the fifth anniversary of such Executive’s date of hire or promotion, as applicable. Once achieved, ownership of the guideline amount must be maintained for as long as the CEO or NEO is subject to the guidelines. See Executive and Director Compensation—Guidelines and Policies—Executive Officer Stock Ownership Guidelines and Executive and Director Compensation—Director Compensation—Director Stock Ownership Guidelines.
For purposes of our stock ownership guidelines, we consider shares owned directly or indirectly and shares represented by unvested time-based RSUs (but not performance-based RSUs) as being owned by the applicable executive officer.
Our Board believes these ownership guidelines encourage executive officers of the Company and the Board to act in the long-term interests of our stockholders, while discouraging excessive risk-taking.

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Our guidelines and the compliance status of our NEOs as of March 5, 2026, the most recent review date, are shown in the table below:

Name(1)	Shares Required by Guidelines	Number of Shares Held
Patrick D. Swindle	292,524	316,058
David M. Garfinkle	97,947	397,614
Anthony L. Grande	99,601	194,782
Lucibeth N. Mayberry	96,333	269,329

(1)
Damon T. Hininger is not included in this table because he retired as CEO and Director effective December 31, 2025 and is therefore not subject to the Stock Ownership Guidelines. Mr. Hininger held shares in excess of the Guideline requirement for the full fiscal year 2025.

Grant Timing Policy
Annual grants of equity awards to executive officers are approved by the Compensation Committee and occur on the date of our first quarterly Compensation Committee meeting of each year, after our Compensation Committee has had the opportunity to review full year results for the prior year and consider anticipated results for the current year. Additional information regarding our grants of equity awards can be found on page 18 under the heading Corporate Governance—Equity Grant Practices.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the tax deductibility of compensation over $1.0 million paid to certain executive officers of the Company. Prior to the 2017 enactment of the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) provided an exemption from the deduction limitation for compensation that constituted “qualified performance-based compensation.” The TCJA, however, repealed the exemption for “qualified performance-based compensation,” effective for taxable years beginning after December 31, 2017, subject to transitional relief for certain arrangements in place as of November 2, 2017. This change, among others, has caused more of the compensation we pay to our executive officers to be non-deductible under Section 162(m) and has eliminated our ability to structure performance-based awards to be exempt from the Section 162(m) limitations.
In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers multiple factors, including the deductibility of such arrangements under the Code. The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Additionally, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control will also affect the deductibility of compensation. The Compensation Committee will consider alternative arrangements to preserve the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and will continue to monitor any developments regarding Section 162(m).
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in a non-deductible compensation expense.

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Compensation Committee Report
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to our Board that our Board approve the inclusion of the Compensation Discussion and Analysis in our Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee:

Alexander R. Fischer, Chair
Mark A. Emkes
Thurgood Marshall, Jr.
John R. Prann, Jr.
Stacey M. Tank

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Summary Compensation Table
The following table summarizes the compensation earned or paid to our NEOs for service in the fiscal years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Salary ($)(1)	Restricted Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Hininger	2025	$1,110,000	$3,000,011	$2,775,001	$2,055	$316,106	$7,203,173
	2024	$1,092,582	$4,000,011	$2,211,822	$—	$167,508	$7,471,923
	2023	$1,060,751	$2,799,997	$1,788,378	$—	$142,911	$5,792,037
Garfinkle	2025	$593,250	$1,404,986	$1,186,500	$386	$108,643	$3,293,765
	2024	$575,967	$1,105,000	$932,789	$—	$94,323	$2,708,079
	2023	$559,185	$1,104,994	$754,207	$—	$76,587	$2,494,973
Swindle	2025	$695,999	$1,299,999	$1,391,997	$181	$100,243	$3,488,419
	2024	$542,752	$1,079,997	$878,998	$—	$82,610	$2,584,357
	2023	$526,936	$1,080,011	$710,711	$—	$70,633	$2,388,291
Grande	2025	$603,268	$1,404,986	$1,206,537	$650	$105,791	$3,321,232
	2024	$585,686	$1,105,000	$948,529	$—	$93,545	$2,732,760
	2023	$568,617	$1,104,994	$766,928	$—	$80,660	$2,521,199
Mayberry	2025	$591,653	$1,379,999	$1,183,307	$249	$41,279	$3,196,487
	2024	$542,752	$1,079,997	$878,998	$—	$39,096	$2,540,843
	2023	$526,936	$1,080,011	$710,711	$—	$36,721	$2,354,379

(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under the Company’s Executive Deferred Compensation Plan (“DCP”). Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Due to the timing of payroll cycles, as well as the timing of changes to base salary during the year, amounts paid to each NEO as base salary may differ from the annual base pay amount set forth above.

(2)
The amounts shown in this column represent the aggregate grant date fair value of performance-based RSUs and time-based RSUs granted during the given year, calculated in accordance with FASB ASC Topic 718. Beginning in 2020, the Compensation Committee began granting a mix of performance-based RSUs and time-based RSUs. Amounts in this column for 2023–2025 include the target amount awarded by the Compensation Committee for the first, second, and third tranches of performance-based RSUs granted in 2023–2025, which vest annually in three anniversary tranches subject to the achievement of annual Normalized FFO performance targets established at the beginning of each year. In addition, as discussed on page 57 under the heading Compensation Discussion and Analysis—Long-Term Incentive Compensation in this Proxy Statement, the 2023–2025 performance-based RSUs are also subject to an rTSR modifier, which increases or reduces the number of performance-based RSUs vesting in accordance with the table presented on page 62 of this Proxy Statement (the amounts presented above do not include the impact of the rTSR modifier). The table below presents the grant date fair value of the 2025 time-based RSUs. In addition, because the performance criteria for each tranche of the performance-based RSUs are established on an annual basis, the table below reflects the fair value of the first year of the three-year performance cycle beginning in 2025, plus the second year of the three-year performance cycle beginning in 2024, plus the third year of the three-year performance cycle beginning in 2023. The fair value of the performance-based RSUs in the table below was determined using a Monte Carlo valuation of $21.25 per share for grants made on February 18, 2025 and $22.43 for grants made on March 17, 2025, which was the value on the date the performance criteria were established for the year ending December 31, 2025, for the performance-based RSUs, and the fair value of the time-based RSUs in the table below was determined using $19.19 for grants made on February 18, 2025, and $20.08 for grants made on March 17, 2025, which was the closing price of the shares of our common stock on the grant date.

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Name	Time-Based RSUs ($)	Performance Based RSUs ($)	Stock Awards(a) ($)
Damon T. Hininger	$1,200,008	$2,300,383	$3,500,391
David M. Garfinkle	$702,497	$776,725	$1,479,222
Patrick D. Swindle	$650,004	$746,959	$1,396,963
Anthony L. Grande	$702,497	$776,725	$1,479,222
Lucibeth N. Mayberry	$690,005	$760,292	$1,450,297

(a)
The maximum value of such awards, assuming the highest level of performance conditions will be achieved (not including the impact of the rTSR modifier), are as follows: $4,650,583 for Mr. Hininger, $1,867,585 for each of Messrs. Garfinkle and Grande, $1,770,442 for Mr. Swindle and $ 1,830,443 for Ms. Mayberry. All grants of equity awards were made under the 2020 Plan and are subject to the terms and conditions included in the individual award agreements. RSUs earn dividend equivalent rights, if any, that accumulate and are paid in cash when and only to the extent the underlying award vests.

(3)
The amounts shown in this column reflect cash incentive plan compensation earned pursuant to the Company’s annual cash incentive plan. A detailed discussion of the amounts paid in 2025 begins on page 52 under the heading Compensation Discussion and Analysis—Annual Cash Incentive Plan in this Proxy Statement.

(4)
The amounts shown in this column represent above-market earnings on amounts that the NEO chose to defer pursuant to the Company’s DCP, which is more fully described on page 72 under the heading Compensation Discussion and Analysis—Nonqualified Deferred Compensation in 2025. Amounts shown are based on the excess of the Company's fixed rate for 2025 of 5.5% over 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Code) of 5.45%. No amounts are shown for 2024 or 2023 because 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Code) of 6.05% and 5.22%, respectively, exceeded the Company’s rate of 5.15% and 5%, respectively.

(5)	The amounts shown as All Other Compensation for 2025 include the following:

Name	Company Match to 401(k) Plan $	Company Match to DCP ($)	Life Insurance Premiums $	Disability Premiums(a) $	Other(b) $
Damon T. Hininger	$17,500	$148,591	$5,724	$19,791	$124,500
David M. Garfinkle	$17,500	$58,802	$8,066	$19,775	$4,500
Patrick D. Swindle	$17,500	$61,250	$3,268	$13,725	$4,500
Anthony L. Grande	$17,500	$60,090	$5,691	$18,010	$4,500
Lucibeth N. Mayberry	$17,500	$—	$3,825	$15,454	$4,500

(a)	The Company pays the long-term disability premiums of its executive officers and certain other employees but does not pay such premiums for all employees.
(b)
For Mr. Hininger, the amount shown in this column represents personal security services provided to Mr. Hininger. For more information, see the heading Compensation Discussion and Analysis —Non-Direct Compensation—Perquisites and Other Benefits. For its other executive officers, the Company pays for optional physicals costing up to $3,900 per year and provides an optional concierge physician service benefit costing $4,500 per year. For Ms. Mayberry and Messrs. Garfinkle, Swindle and Grande, the amounts shown in this column represent use of the $4,500 concierge physician benefit.

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Grants of Plan-Based Awards in 2025
The following table sets forth the grants of plan-based awards that were made to the NEOs during the fiscal year ended December 31, 2025:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Damon T. Hininger		$55,500	$ 1,498,500	$2,775,001
	2/18/2025				42,353	84,706	127,059		$1,800,003
	2/18/2025							62,533	$1,200,008
David M. Garfinkle		$23,730	$640,710	$1,186,500
	2/18/2025				13,000	26,000	39,000		$552,500
	2/18/2025							28,791	$552,499
	3/17/2025				3,344	6,687	10,031		$149,989
	3/17/2025							7,470	$149,998
Patrick D. Swindle		$27,840	$751,679	$1,391,997
	2/18/2025				15,294	30,588	45,882		$649,995
	2/18/2025							33,872	$650,004
Anthony L. Grande		$24,131	$651,529	$1,206,537
	2/18/2025				13,000	26,000	39,000		$552,500
	2/18/2025							28,791	$552,499
	3/17/2025				3,344	6,687	10,031		$149,989
	3/17/2025							7,470	$149,998
Lucibeth N. Mayberry		$23,666	$638,985	$1,183,307
	2/18/2025				12,706	25,412	38,118		$540,005
	2/18/2025							28,140	$540,007
	3/17/2025				3,344	6,687	10,031		$149,989
	3/17/2025							7,470	$149,998

(1)
The amounts shown in these columns reflect the minimum/threshold (5% of base salary), target (135% of base salary), and maximum (250% of base salary) amounts that the Chief Executive Officer, or the minimum/threshold (4% of base salary), target (108% of base salary), and maximum (200% of base salary) amounts that each of the other NEOs, could have earned for the fiscal year ended December 31, 2025, respectively, pursuant to the Company’s annual cash incentive plan, based on Adjusted EBITDA, the Short-Term Goals, and Strategic Business Goals, as discussed in detail on page 52 under the heading Compensation Discussion and Analysis—Annual Cash Incentive Plan in this Proxy Statement. The amounts awarded to each of the NEOs are reflected in the Summary Compensation Table. The amounts presented in these columns do not include the impact of the Strategic Business Goals modifier, which increases or reduces any payout in accordance with the table presented on page 56. Because of the impact of this modifier, the actual minimum could be lower, and the maximum higher than presented.

(2)
The amounts shown in the threshold column reflect the minimum number (or 50% of the granted amount) of RSUs that could vest if the minimum performance-based condition of vesting is satisfied. Maximum reflects 150% of the performance-based RSUs granted if the maximum performance-based condition to vest is satisfied. Target reflects 100% of the number of performance-based shares awarded. The performance-based RSUs were awarded pursuant to the Company’s 2020 Plan and have dividend equivalent rights, if any, payable in cash, but only to the extent and when the performance-based RSUs vest and the underlying shares are issued. The performance-based RSUs are discussed in detail, including the portion of the awards vesting for the 2025 Performance Period, beginning on page 57 under the heading Compensation Discussion and Analysis—Long-Term Incentive Compensation in this Proxy Statement. The amounts presented in these columns do not include the impact of the rTSR modifier, which increases or reduces any vested RSUs in accordance with the table presented on page 60. Because of the impact of this modifier, the actual minimum could be lower, and the maximum could be higher than presented.

(3)
The amounts shown in this column represent the time-based RSUs which vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year. The time-based RSUs were awarded pursuant to the Company’s 2020 Plan and have dividend equivalent rights, if any, payable in cash, but only to the extent and when the time-based RSUs vest and the underlying shares are issued.

(4)
The amounts shown in this column represent the target amounts for time-based and performance-based RSUs awarded by the Compensation Committee on February 18, 2025, and, with respect to Messrs. Garfinkle and Grande and Ms. Mayberry, March 17, 2025. The targeted number of performance-based RSU awards was based on the grant date fair value determined using a Monte Carlo valuation of $21.25 for grants made on February 18, 2025 and $22.43 for grants made on March 17, 2025 and the number of time-based RSU awards was based on the grant date fair value of $19.19 for grants made on February 18, 2025, and $20.08 for grants made on March 17, 2025 reflecting the closing price of the shares of our common stock on the grant date. Consistent with the presentation in the Summary Compensation Table, amounts in this column include the target amount awarded by the Compensation Committee for the performance-based RSUs. Performance-based RSUs awarded in 2025 vest annually in three anniversary tranches subject to the achievement of annual Normalized FFO performance targets established at the beginning of each year during the performance period.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information concerning the equity awards held by our NEOs that were outstanding as of December 31, 2025:

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Damon T. Hininger	110,330	$2,108,406
	223,673(2)	$4,274,391
	167,667	$3,204,116
David M. Garfinkle	41,870	$800,136
	55,722	$1,064,847
	76,831	$1,468,240
Patrick D. Swindle	40,926	$782,096
	54,461	$1,040,750
	71,836	$1,372,786
Anthony L. Grande	41,870	$800,136
	55,722	$1,064,847
	76,831	$1,468,240
Lucibeth N. Mayberry	40,926	$782,096
	54,461	$1,040,750
	75,450	$1,441,850

(1)
The vesting date does not occur until the delivery of the audited financial statements by the Company’s independent registered public accountant for the respective fiscal year, or the one-year anniversary of the grant date, whichever is later, except as it relates to the Hininger Special One-Time Award discussed below in footnote (2). As a result, this table includes: (a) the final 1/3 tranche of 2023 performance-based RSUs that vested in February 2026 based on 2025 performance, subject to an rTSR modifier; (b) the second 1/3 tranche of 2024 performance based RSUs that vested in February 2026 based on 2025 performance, subject to an rTSR modifier; (c) the first 1/3 tranche of the 2025 performance-based RSUs that vested in February 2026 based on 2025 performance, subject to an rTSR modifier; (d) the third 1/3 tranche of the time-based RSUs granted in 2023; (e) the second and third 1/3 tranches of the time-based RSUs granted in 2024; and (f) the first, second, and third 1/3 tranches of the time-based RSUs granted in 2025. This table also includes the remaining 1/3 tranches that could vest based on 2026 and 2027 performance, as applicable, from the 2024 and 2025 awards, as well as the Hininger Special One-Time Award discussed below in footnote (2). For further discussion of the performance-based RSUs, see Compensation Discussion and Analysis—2025 Long-Term Equity Incentive Compensation Awards in this Proxy Statement. The market or payout value was based on the closing price of our common stock of $19.11 on December 31, 2025.

(2)
This share amount is inclusive of the Hininger Special One-Time Award the Compensation Committee granted to Mr. Hininger, which consists of 70,225 performance-based RSUs at a fair market value of $14.24 per share on February 15, 2024, an amount equivalent to $1,000,004. Pursuant to its terms, the grant was subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025, provided that the Normalized FFO per share for the year ending December 31, 2025 exceeded the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share. The performance vesting criteria was achieved and the award vested on February 20, 2026. This grant is reflected in the shares outstanding in the table presented above. The market or payout value was based on the closing price of our common stock of $19.11 on December 31, 2025.

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Option Exercises and Stock Vested in 2025
The following table sets forth information regarding the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2025, for each of the NEOs.

Name	Number of Shares Acquired on Exercise (#)	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Damon T. Hininger	—	326,567	$5,884,737
David M. Garfinkle	—	119,908	$2,160,742
Patrick D. Swindle	—	118,196	$2,129,892
Anthony L. Grande	—	119,908	$2,160,742
Lucibeth N. Mayberry	—	118,196	$2,129,892

(1)	The value realized on vesting of RSUs was calculated as the product of the closing price on the NYSE of a share of our common stock on the vesting date, multiplied by the number of RSUs vested.
Nonqualified Deferred Compensation in 2025
The following table sets forth information related to contributions made by the NEOs and the Company pursuant to the Company’s Executive Deferred Compensation Plan as well as aggregate individual account balances as of December 31, 2025:

Name	Executive Contributions in 2025(1) ($)	Company Contributions in 2025(2) ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals / Distributions in 2025 ($)	Aggregate Balance at 12/31/2025(3) ($)
Damon T. Hininger	$154,991	$148,591	$226,042	$ —	$4,424,985
David M. Garfinkle	$76,302	$58,802	$42,457	$—	$855,380
Patrick D. Swindle	$78,750	$61,250	$19,871	$—	$429,824
Anthony L. Grande	$77,590	$60,090	$71,496	$—	$1,413,306
Lucibeth N. Mayberry	$—	$—	$27,337	$—	$524,380

(1)
Of the amounts shown in this column, the following amounts are included in the “Salary” column of the Summary Compensation Table for 2025: Mr. Hininger - $44,400; Mr. Garfinkle - $29,663; Mr. Swindle - $34,800; and Mr. Grande - $30,164; the remaining amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2024.

(2)	The amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2025.
(3)
Of the amounts shown in this column, the following amounts were reported as compensation to the NEOs in the Summary Compensation Table for 2025, 2024 and 2023: Mr. Hininger – $195,046 for 2025, $281,092 for 2024 and $233,647 for 2023; Mr. Garfinkle – $88,851 for 2025, $124,697 for 2024 and $99,628 for 2023; Mr. Swindle – $96,231 for 2025, $116,510 for 2024 and $97,665 for 2023; Mr. Grande – $90,904 for 2025, $127,092 for 2024 and $106,695 for 2023; and Ms. Mayberry – $249 for 2025.

The Executive Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan maintained by the Company for certain of its senior executives and other key employees, including the NEOs. Eligible employees who participate in the Executive Deferred Compensation Plan may defer a portion of their compensation by electing to contribute such compensation to the plan.
Pursuant to the Executive Deferred Compensation Plan, participating executives may elect to contribute on a pre-tax basis up to 50% of their base salary and up to 100% of their annual cash bonus. The Company matches 100% of contributions up to 5% of total cash compensation. The matching contribution is credited monthly but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. The Company also contributes a fixed rate of return on balances in the Executive Deferred Compensation Plan, determined at the beginning of each plan year. Participants are

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100% vested in amounts deferred under the plan and earnings on those amounts, while the matching contributions vest 20% after two years of service, 40% after three years of service, 80% after four years of service and 100% after five years of service. Each participant, however, shall become 100% vested in the matching contribution amounts upon termination of employment by reason of death, disability or retirement or upon the occurrence of a change in control; provided, however, that the participant shall not become vested upon the occurrence of a change in control to the extent such vesting would cause any portion of his or her deferred compensation benefits to constitute an “excess parachute payment” under Section 280G of the Code.
Distributions to senior executives are generally payable no earlier than five years after the date an executive becomes a participant in the Plan, or upon termination of employment, at the election of the participant, but not later than the 15th day of the month following the month the individual attains age 65.
During 2025, the Company provided a fixed return of 5.5% to participants in the Executive Deferred Compensation Plan, which rate was based on the return received by the Company on the life insurance policies the Company has purchased on the lives of certain participating executives, including each of the NEOs. The life insurance policies are intended to partially fund distributions from the Executive Deferred Compensation Plans, and the Company is the sole beneficiary of such policies. The Company has established an irrevocable Rabbi Trust to secure the plan’s obligations. However, assets in the Executive Deferred Compensation Plan are subject to creditor claims in the event of bankruptcy.
Potential Payments upon Termination or Change in Control
Each of our NEOs is eligible to receive certain payments upon termination of employment under the circumstances described below:
Retirement. In the event of a termination of employment due to retirement (generally after attaining age 62), our equity award agreements provide that:
•
vested options would be exercisable for the remaining stated term of the option (as opposed to a voluntary or for “cause” termination, in which case the NEO would generally have three months following termination to exercise vested options); and

•
If the retirement is effective after December 31 of any fiscal year but prior to the applicable performance-based RSU vesting date with respect to such year (which typically occurs in February of the immediately following fiscal year), the applicable portion of unvested performance-based RSUs, if any, that would vest on such vesting date but for the NEO’s termination of employment would vest and be issued to the NEO despite the fact that the NEO is no longer an employee of the Company on such vesting date.

Furthermore, in the event of an NEO’s retirement, matching contributions under the Executive Deferred Contribution Plan would become 100% vested.
Death or Disability. In the event of death or disability, benefits under our disability plan and payments under our life insurance plan, as applicable, would be payable, which, in the event of death, would equal twice the executive’s compensation subject to certain caps. In addition, matching contributions under the Executive Deferred Contribution Plan would become 100% vested.
In accordance with the terms of our equity award agreements, in the event of the death or disability of an NEO (1) all performance-based RSUs and time-based RSUs will become immediately and fully vested and non-forfeitable and (2) all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full and will be exercisable until the expiration of their stated term.

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Termination Without Cause or for Good Reason. In accordance with the Severance Plan applicable to each of our current executive officers, if we terminate the employment of the executive without “cause,” or if the executive terminates the employment for “good reason,” we generally are required to pay a cash severance amount equal to 100% of the executive’s annual base salary and target annual cash bonus amount then in effect (or with respect to our CEO, 200% of his annual base salary and target annual cash bonus amount then in effect), payable in installments in accordance with the terms of the policy.
Change in Control. As to equity awards granted in 2025, in accordance with the terms of our equity award agreements, in the event of a change of control (1) all performance-based RSUs and time-based RSUs will become immediately and fully vested and non-forfeitable and (2) all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full and will be exercisable until the expiration of their stated term.
Beginning with equity awards for performance and time-based RSUs granted in 2026, our equity award agreements will now include double-trigger change in control protection and provide that, in the event of a change in control and the termination of a recipient’s employment without Cause or a recipient’s resignation for Good Reason during the eighteen (18) month period immediately following change in control, then all time-based RSUs that are unvested at such time shall become immediately vested and nonforfeitable (to the extent not previously forfeited) and all performance-based RSUs that are unvested at such time shall become immediately vested and nonforfeitable (to the extent not previously forfeited and to the extent such RSUs would vest in accordance with the performance-based vesting criteria specified in the agreements).
Our Executive Deferred Compensation Plan provides that upon a change in control, the matching contributions would become 100% vested, unless such vesting would cause any portion of the deferred compensation benefits to constitute an “excess parachute payment” under Section 280G of the Code.
Qualifying Termination Within 18 months of a Change in Control. Pursuant to our Severance Plan, in the event of a termination by the Company without “cause” or (subject to certain procedural requirements) termination by the executive for “good reason,” within eighteen months following a change in control, the Company shall pay each NEO a lump sum cash payment equal to 150% of his or her base salary and target annual cash bonus amount then in effect (or with respect to our CEO, 250% of his base salary and target annual cash bonus amount then in effect), and the costs of the NEO’s continuing coverage under existing life, medical, disability and health insurance plans until the earlier of twelve (12) months from the date of termination or the date the NEO becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. All such severance payments are made within sixty (60) days following the termination and are conditioned upon the NEO executing a general release.
Definitions. Our Severance Plan applicable to our current executive officers and our equity plans generally provide for the following definitions:
The definition of “Good Reason” means when the executive terminates employment with the Company due to (i) a material reduction in the duties, powers, or authority of the executive as an officer or employee of the Company or (ii) relocation of the Company’s headquarters to a location more than 30 miles outside of the Brentwood, Tennessee metropolitan area, in either case without the executive’s consent. A termination under these circumstances shall be due to Good Reason only if (A) the executive notifies the Company of the existence of the condition that otherwise constitutes Good Reason within thirty (30) days of the initial existence of the condition, (B) the Company fails to remedy the condition within thirty (30) days following its receipt of executive’s notice of the condition constituting Good Reason (the “Cure Period”) and the executive terminates employment with the Company due to the condition within thirty (30) days of the expiration of the Cure Period.

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The definition of “Cause” means (i) the death of the executive; (ii) the permanent disability of the executive, which shall be defined as the inability of the executive, as a result of physical or mental illness or incapacity, to substantially perform the executive’s duties pursuant to the Severance Plan for a period of one hundred eighty (180) days during any twelve (12) month period; (iii) the executive’s conviction of a felony or of a crime involving dishonesty or moral turpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of assets or funds of any member of the Company; (iv) willful or material wrongdoing by the executive, including, but not limited to, acts of dishonesty or fraud, which could be expected to have a materially adverse effect, monetarily or otherwise, on the Company, individually or collectively, as determined by the Board; (v) material breach by the executive of any fiduciary duty to the Company, its stockholders or any other member of the Company; (vi) material violation of a policy or procedure of any member of the Company or any written agreement with any member of the Company, including but not limited to, the Company’s Code of Ethics; or (vii) the executive’s intentional violation of any applicable local, state or federal law or regulation affecting any member of the Company in any material respect, as determined by the Company and the Board. Notwithstanding the foregoing, to the extent that any of the events, actions or breaches set forth in subsections (v) or (vi) above are able to be remedied or cured by the executive in the sole discretion of the Board, Cause shall not be deemed to exist (and thus the Company may not terminate the executive for Cause hereunder) unless the executive fails to remedy or cure such event, action or breach within twenty (20) days after being given written notice by the Company of such event, action or breach; provided however that the executive shall not be entitled to any subsequent cure period for any repeated event, action or breach.
The definition of “Change in Control” generally means:
•	a “change in the ownership of the Company”;
•	a “change in the effective control of the Company”; or
•	a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.
In addition, under our 2020 Plan, the vesting of all or a portion of an outstanding restricted stock award will be accelerated upon a “change in control,” as defined in the plans.

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Table of Potential Payments upon Termination or Change in Control
The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment in accordance with the Severance Plan in place as of December 31, 2025. The amount of compensation payable to each NEO upon a change of control, qualifying termination in connection with a change in control, involuntary termination not for cause, and in the event of disability or death of the executive is shown below. The amounts assume that such event was effective as of December 31, 2025, and thus do not include amounts earned through such time and are estimates of the awards and amounts that would be paid out to the NEOs upon their termination. The amounts shown do not include: (i) benefits earned during the term of our NEOs’ employment that are available to all salaried employees, and (ii) 2025 cash incentives that were earned as of December 31, 2025. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Reference below to RSUs means our time-based and performance-based RSUs and includes all dividend equivalent rights, if any. None of our NEOs were retirement eligible at December 31, 2025.

Executive	Category	Change in Control Only ($)	Qualifying Termination upon Change in Control ($)	Involuntary Termination Without Cause ($)	Death or Disability ($)
Damon T. Hininger	Accelerated Vesting of RSUs(1)	$9,586,913	$9,586,913	$—	$9,586,913
	Cash Severance(2)	—	6,521,250	5,217,000	—
	Insurance Benefits(3)	—	44,366	—	1,500,000
	Total	$9,586,913	$16,152,529	$5,217,000	$11,086,913
David M. Garfinkle	Accelerated Vesting of RSUs(1)	$3,333,223	$3,333,223	$—	$3,333,223
	Cash Severance(2)	—	1,880,424	1,253,616	—
	Insurance Benefits(3)	—	41,540	—	1,500,000
	Total	$3,333,223	$5,255,187	$1,253,616	$4,833,223
Patrick D. Swindle	Accelerated Vesting of RSUs(1)	$3,195,632	$3,195,632	$—	$3,195,632
	Cash Severance(2)	—	2,184,000	1,456,000	—
	Insurance Benefits(3)	—	35,865	—	1,500,000
	Total	$3,195,632	$5,415,497	$1,456,000	$4,695,632
Anthony L. Grande	Accelerated Vesting of RSUs(1)	$3,333,223	$3,333,223	$—	$3,333,223
	Cash Severance(2)	—	1,912,186	1,274,790	—
	Insurance Benefits(3)	—	39,865	—	1,500,000
	Total	$3,333,223	$5,285,274	$1,274,790	$4,833,223
Lucibeth N. Mayberry	Accelerated Vesting of RSUs(1)	$3,264,696	$3,264,696	$—	$3,264,696
	Cash Severance(2)	—	1,849,430	1,232,953	—
	Insurance Benefits(3)	—	38,511	—	1,500,000
	Total	$3,264,696	$5,152,637	$1,232,953	$4,764,696

(1)
Represents the value of accelerated vesting of RSUs, which occurs upon a change in control (whether or not the executive’s employment is terminated) and upon the death or disability of the executive. Accelerated vesting of RSUs is calculated using the NYSE closing market price on December 31, 2025 ($19.11 per share) associated with such RSUs that similarly vest on an accelerated basis.

(2)
In the event of an involuntary termination absent a change in control and without cause, represents an amount equal to 100% of the base salary and target annual cash bonus in effect on December 31, 2025 (and with respect to our CEO 200% of the base salary and target annual cash bonus in effect on December 31, 2025). In the event of a qualifying termination upon a change in control, represents an amount equal to 150% of the base salary and target annual cash bonus in effect on December 31, 2025 (and with respect to our CEO 250% of the base salary and target annual cash bonus in effect on December 31, 2025).

(3)
In the event of a qualifying termination upon a change in control, represents the annual premiums expected to be paid based on the types of insurance coverage the Company carried for such executive as of December 31, 2025, and the premiums in effect on such date. In the event of death, represents the payouts under life insurance policies, equal to two times total cash compensation, subject to certain caps. The benefits payable under supplemental long-term disability policies in the event of a disability are not shown in the table. In general, executive officers are entitled to higher payment formulas and higher caps for a potentially longer time than other employees under supplemental long-term disability policies.

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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Regulation S-K under the Exchange Act, we are disclosing the ratio of CEO pay to the median employee pay of all our employees (other than the CEO) in 2025, calculated in accordance with Item 402(u) of Regulation S-K.
The ratio of the annual total compensation of our CEO to the median total compensation of all employees (other than our CEO) for 2025 was 123 to one. This ratio was based on the following:
•	the annual total compensation of our CEO, determined as described in the Summary Compensation Table included in this Proxy Statement, was $7,203,173; and
•	the median of the total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $58,635.
For 2025, the Company identified its median employee in accordance with the rules prescribed by law. The methodology and the material assumptions and estimates we used to determine the median employee in 2025 were as follows:
•	Total Employee Population: We determined that, as of December 5, 2025, the date we selected to identify the median employee, our employee population consisted of approximately 13,331 individuals.
•
Compensation Measure Used to Identify the Median Employee: For purposes of measuring the total compensation of our employees to identify the median employee, we used the annualized base salary for the period beginning December 1, 2024, and ending November 30, 2025. Compensation for non-seasonal employees hired during the period was annualized as permitted by SEC rules.

•
Total Compensation of Median Employee: To determine the total compensation of the median employee, we identified and calculated that employee’s base salary for the period beginning December 1, 2024, and ending November 30, 2025, in accordance with the requirements of Item 402(u) of Regulation S-K, resulting in total compensation of $58,635.

•
Annual Total Compensation of CEO: With respect to the annual total compensation of our CEO, in accordance with SEC rules, we used the amount reported for Mr. Hininger in the “Total” column for 2025 in the Summary Compensation Table included in this Proxy Statement.

Our reported pay ratio information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.

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Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and company performance for the fiscal years listed below. Compensation Actually Paid figures do not reflect the actual amount of compensation earned by or paid to our PEO or our non-PEO NEOs during the applicable year. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown. For information regarding the compensation decisions made by the Compensation Committee with respect to the PEO’s or non-PEO NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis section of the Proxy Statement reporting compensation for the fiscal years presented in the Pay Versus Performance table.

Year (a)	Summary Compensation Table Total for PEO (b) ($)	Compensation Actually Paid to PEO (c)(d) ($)	Average Summary Compensation Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (e) ($)	Value of Initial Fixed $100 Investment Based on CXW TSR (f) ($)	Value of Initial Fixed $100 Investment Based on Peer Group TSR (g) ($)	Net Income (Loss) (in thousands) $	Normalized FFO (in thousands) (i) ($)
2021	$5,445,316	$7,174,536	$2,243,222	$ 2,892,714	$152	$137	$(51,896)	$225,484
2022	$5,159,741	$5,286,571	$2,126,404	$ 2,223,381	$176	$100	$122,320	$165,216
2023	$5,792,037	$7,581,408	$2,439,711	$ 3,113,536	$222	$106	$67,590	$168,436
2024	$7,471,923	$13,018,465	$2,641,510	$ 4,439,999	$332	$107	$68,868	$190,114
2025	$7,203,173	$6,572,615	$3,324,976	$ 3,090,654	$292	$105	$116,503	$220,403

Explanation of information in the columns of the table:
Columns (b) and (d)
Reflects compensation amounts reported in the Summary Compensation Table for the PEO, our CEO, and the Non-PEO NEOs, respectively, for the years shown.

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Columns (c) and (e)
Below is an explanation of the amounts added to and deducted from the Summary Compensation table total compensation amounts to determine “compensation actually paid” in accordance with Item 402(v)(2) of Regulation S-K:

	PEO
	2021	2022	2023	2024	2025
Summary Compensation Table Total	$5,445,316	$5,159,741	$5,792,037	$7,471,923	$7,203,173
Less grant date fair value of stock awards	(2,600,002)	(2,600,005)	(2,799,997)	(4,000,011)	(3,000,011)
Add year-end fair value of awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.	3,312,666	2,674,182	3,594,010	6,309,144	3,204,116
Add change in fair value as of fiscal year-end compared to prior year-end fair value for unvested and outstanding awards granted in prior fiscal years	920,210	55,790	1,193,240	3,318,386	380,166
Add change in fair value as of vesting date compared to prior year-end fair value for vested and outstanding awards granted in prior fiscal years	96,346	(3,137)	(197,882)	(80,977)	(1,214,829)
Less amount equal to the fair value at end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet applicable vesting conditions	—	—	—	—	—
Add dividends paid on unvested equity awards during fiscal year	—	—	—	—	—
Compensation Actually Paid	$7,174,536	$5,286,571	$7,581,408	$13,018,465	$6,572,615

	Non-PEOs (NEO Average)
	2021	2022	2023	2024	2025
Summary Compensation Table Total	$2,243,222	$2,126,404	$2,439,711	$2,641,510	$3,324,976
Less grant date fair value of stock awards	(999,993)	(999,996)	(1,092,503)	$(1,092,499)	(1,372,493)
Add year-end fair value of awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.	1,280,383	1,052,904	1,409,316	1,729,308	1,437,779
Add change in fair value as of fiscal year-end compared to prior year-end fair value for unvested and outstanding awards granted in prior fiscal years	326,533	46,397	437,682	1,192,736	143,269
Add change in fair value as of vesting date compared to prior year-end fair value for vested and outstanding awards granted in prior fiscal years	42,569	(2,328)	(80,670)	(31,056)	(442,877)
Less amount equal to the fair value at end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet applicable vesting conditions	—	—	—	—	—
Add dividends paid on unvested equity awards during fiscal year	—	—	—	—	—
Compensation Actually Paid	$2,892,714	$2,223,381	$3,113,536	$4,439,999	$3,090,654

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Principal Executive Officer and Non-PEO Named Executive Officers (Non-PEO NEOs)
Damon T. Hininger served as PEO for the fiscal years 2021-2025. The Non-PEO NEOs included in columns (d) and (e) are as follows:

Fiscal 2021-2025
David M. Garfinkle
Patrick D. Swindle
Anthony L. Grande
Lucibeth N. Mayberry

Stock awards for our PEO and Non-PEO NEOs consist of a combination of time-based RSUs and performance-based RSUs. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards. Additionally, neither our PEO, nor our Non-PEO NEOs, participate in a defined benefit or actuarial pension plan.
Columns (f) and (g)
As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Columns (f) and (g) represent the cumulative total shareholder return of the Company and the FTSE NAREIT All Equity REITs Index, respectively, over the applicable measurement period. TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020.
Column (h) and (i)
The dollar amounts reported in columns (h) and (i) represent the amount of net income attributable to common stockholders reflected in the Company’s audited financial statements and the Company-selected measure of Normalized FFO, respectively, for the applicable year. The Company believes Normalized FFO is the financial performance measure most closely linked to the calculation of compensation actually paid. Amounts in these columns are in thousands.
Analysis of the Information Presented in the Pay Versus Performance Table
Below are graphs showing the relationship of “compensation actually paid” to our PEO and Non-PEO NEOs in 2021, 2022, 2023, 2024, and 2025 to (1) TSR of both the Company and the FTSE NAREIT All Equity REITs Index, (2) the Company’s net income, and (3) the Company’s Normalized FFO.

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Tabular List of Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and Non-PEO NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Normalized FFO
Adjusted EBITDA

See the Compensation Discussion and Analysis for more information regarding how these financial performance measures are used in our executive compensation program.
Director Compensation
Non-employee directors (i.e., all directors other than Mr. Hininger) are compensated pursuant to our Non-Employee Directors’ Compensation Plan and the 2020 Plan, which for 2025 provided for the following:
•	Annual equity grants;
•	Annual Board, committee, and committee chair retainers; and
•	Board and committee unscheduled meeting fees.

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Non-employee directors may elect to receive all or a portion of their retainers in the form of restricted stock units rather than cash. Non-employee directors may also defer all or a portion of their retainer and meeting fees pursuant to our Non-Employee Directors’ Deferred Compensation Plan. In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings, as well as director education programs. The retainers paid to our non-employee directors in 2025 are as follows:

Retainers and Fees	2025 Amounts
Independent Board Chair retainer	$120,000
Non-Chair Board retainer	$90,000
Board and committee unscheduled meeting fee	$1,000
Audit Committee chair retainer	$25,000
Audit Committee member retainer	$10,000
Compensation Committee chair retainer	$20,000
Compensation Committee member retainer	$10,000
Nominating and Governance Committee chair retainer	$15,000
Nominating and Governance Committee member retainer	$7,500
Risk Committee chair retainer	$20,000
Risk Committee member retainer	$10,000

In addition to cash compensation, non-employee directors are granted RSUs with a grant date fair market value of approximately $155,000, generally on the same date as grants of equity awards were made to our executive officers and other employees. Subject to certain exceptions contained in the award agreement, these RSUs vest on the one-year anniversary of the grant date.

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Director Compensation Table
The following table summarizes the annual compensation paid with respect to the fiscal year ended December 31, 2025, to each of the Company’s non-employee directors who served as directors during 2025:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Robert J. Dennis(3)	$42,099	$—	$—	$—	$42,099
Mark A. Emkes	$168,500	$214,991	$—	$—	$383,491
Alexander R. Fischer	$ 117,264	$154,996	$37	$—	$272,297
Catherine Hernandez-Blades	$105,718	$154,996	$—	$—	$260,714
Stacia A. Hylton	$108,500	$154,996	$—	$—	$263,496
Harley G. Lappin	$97,291	$154,996	$70	$—	$252,357
Anne L. Mariucci(3)	$41,099	$—	$176	$—	$41,275
Thurgood Marshall, Jr.	$124,791	$154,996	$—	$—	$279,787
Devin I. Murphy	$126,000	$154,996	$80	$—	$281,076
John R. Prann, Jr.	$126,000	$154,996	$—	$—	$280,996
Stacey M. Tank	$77,541	$142,085	$—	$—	$219,626
Nina A. Tran	$77,541	$142,085	$—	$—	$219,626
S. Dawn Smith	$77,541	$142,085	$—	$—	$219,626

(1)
The amounts shown in this column represent the aggregate grant date fair value of RSUs based on the closing stock price of $19.14 on February 19, 2025, the date of an annual grant of 8,098 RSUs to each non-employee director with the exceptions of Ms. Tank, Ms. Tran, and Ms. Smith, who were each awarded 6,482 RSUs based on a closing stock price of $21.92 on May 15, 2025 following their election to the Board. Mr. Emkes’ stock awards also include an award of $59,995, or 2,737 RSUs, which he elected to receive on May 15, 2025, as compensation for 50% of his annual independent Board Chair retainer. The director RSUs vest on the anniversary date of the grant and have dividend equivalent rights, if any, that are payable in cash only when and to the extent the RSUs vest and the underlying shares are issued. All grants of RSUs were made under the 2020 Plan.

(2)
The amounts shown in this column represent above-market earnings (if any) on fees the director elected to defer pursuant to the Non-Employee Directors’ Deferred Compensation Plan, which is more fully described under the heading Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan on page 72 in this Proxy Statement.

(3)	Mr. Dennis and Ms. Mariucci resigned effective on the date of the 2025 virtual Annual Meeting of Stockholders.
As of December 31, 2025, the aggregate number of unvested stock awards outstanding for each of the Company’s non-employee directors who served during 2025 were as follows:

Name	Aggregate RSU Awards Outstanding as of December 31, 2025
Robert J. Dennis(1)	—
Mark A. Emkes	10,835
Alexander R. Fischer	8,098
Catherine Hernandez-Blades	8,098
Stacia A. Hylton	8,098
Harley G. Lappin	8,098
Anne L. Mariucci(1)	—
Thurgood Marshall, Jr.	8,098
Devin I. Murphy	8,098
John R. Prann, Jr.	8,098
Stacey M. Tank	6,482
Nina A. Tran	6,482
S. Dawn Smith	6,482

(1)	Mr. Dennis and Ms. Mariucci resigned effective upon the 2025 virtual Annual Meeting of Stockholders.

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Director Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our executive officers and non-executive directors. The stock ownership guidelines are designed to align the economic interests of executive officers and the Board with those of stockholders and to discourage excessive risk-taking by management and directors. The guidelines as applied to our directors provide that the Company’s non-executive directors are expected to own a number of shares of the Company’s common stock with a value of five times (5x) such director’s annual retainer (excluding any retainer for chairing or serving as a member of a committee). Non-executive directors are expected to achieve these ownership levels by the later of five years following their initial election or appointment to the Board, or by May 15, 2027. For purposes of our stock ownership guidelines, we consider shares owned directly or indirectly and shares represented by unvested time-based RSUs (but not performance-based RSUs) as being owned by the applicable director.
Our guidelines and the compliance status of the Company’s current non-executive directors as of March 5, 2026, the most recent review date, are shown in the table below.

Name	Shares Required by Guidelines	Number of Shares Held	Compliance Date
Mark A. Emkes	32,503	168,450	5/15/2027
Stacia A. Hylton	24,377	91,320	5/15/2027
Harley G. Lappin	24,377	75,360	5/15/2027
Thurgood Marshall, Jr.	24,377	52,374	5/15/2027
Devin I. Murphy	24,377	71,924	5/15/2027
John R. Prann, Jr.	24,377	100,396	5/15/2027
Alexander R. Fischer	24,377	30,775	3/15/2029
Catherine Hernandez-Blades	24,377	24,639	3/15/2029
Stacey M. Tank	24,377	14,833	3/17/2030
Nina A. Tran	24,377	14,833	3/17/2030
S. Dawn Smith	24,377	14,833	3/17/2030

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Common Stock – Directors and Executive Officers
The following table contains information regarding the beneficial ownership of our common stock as of March 18, 2026, by (i) each current director and nominee, (ii) our NEOs, and (iii) all our current directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (#)	Shares Acquirable Within 60 Days(3) (#)	Total Beneficial Ownership (#)	Percent of Common Stock Beneficially Owned(4) (%)
Mark Emkes	157,362	2,737	160,099	*
Alexander R. Fischer	22,424	—	22,424	*
Catherine Hernandez-Blades	16,288	—	16,288	*
Stacia Hylton	82,969	—	82,969	*
Harley Lappin	67,009	—	67,009	*
Thurgood Marshall, Jr.	44,023	—	44,023	*
Devin Murphy	63,573	—	63,573	*
John Prann	100,396	—	100,396	*
S. Dawn Smith	6,482	—	6,482	*
Patrick D. Swindle	227,288	—	227,288	*
Stacey M. Tank	6,482	—	6,482	*
Nina A. Tran	6,482	—	6,482	*
David M. Garfinkle	322,920	—	322,920	*
Anthony L. Grande	120,088	—	120,088	*
Lucibeth N. Mayberry	196,030	—	196,030	*
All current directors and executive officers as a group (18 persons)	1,737,485	2,737	1,740,222	1.76%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	The address for each listed person is our corporate headquarters.
(2)	Each person in the table has sole voting and investment power over the shares listed.
(3)
Pursuant to SEC rules, reflects the number of shares that could be purchased by exercise of stock options that are exercisable on Friday, March 18, 2026, or within 60 days thereafter under the Company’s stock option plans, and the number of shares underlying restricted stock units that vest within 60 days of Friday, March 18, 2026.

(4)
The percentages in this column are based on 98,886,782 shares outstanding as of March 18, 2026. In addition, pursuant to SEC rules, shares of the Company’s common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options and that vest pursuant to RSUs are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.

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Ownership of Common Stock – Principal Stockholders
The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of March 18, 2026, by each person who is known by the Company to own beneficially more than 5% of any class of our outstanding voting securities of the Company:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Common Stock Beneficially Owned(1) (%)
Blackrock, Inc.(2) 50 Hudson Yards New York, NY 10001	16,251,693	16.4%
River Road Asset Management, LLC(3) 462 S. 4th St., Ste 2000 Louisville, KY 40202	9,047,989	9.1%
Cooper Creek Partners Management LLC(4) 501 Madison Avenue, 3rd Floor New York, NY 10022	5,896,605	6.0%

(1)	The percentages in this column are based on 98,886,782 Shares outstanding as of March 18, 2026.
(2)
Based on the information in Amendment No. 1 to Schedule 13G filed with the SEC on April 28, 2025, by BlackRock, Inc., which reported sole voting power over 16,088,841 shares, and sole dispositive power over 16,251,693 shares.

(3)
Based on the information in Amendment No. 2 to Schedule 13G filed with the SEC on January 30, 2024, by River Road Asset Management, which reported sole voting power over 8,670,494 shares, and sole dispositive power over 9,047,989 shares.

(4)
Based on the information in Amendment No. 2 to Schedule 13G filed with the SEC on February 17, 2026, by Cooper Creek Partners Management, which reported sole voting power over 5,896,605 shares, and sole dispositive power over 5,896,605 shares.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors to file reports of ownership and changes in ownership with the SEC and the NYSE. Based on our records and other information, all Section 16(a) filing requirements were satisfied by our executive officers and directors in 2025, other than a late Form 3 for Mr. Daren Swenson and late Forms 4 reporting an open market sale by Mr. John R. Prann on May 19, 2025 and the issuance of restricted stock units to Mr. Alexander R. Fischer on December 31, 2025. The Form 3 was filed 6 days late, and the Forms 4 were filed 236 days and 7 days late, respectively, in each case, due to an administrative oversight.

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OTHER
No Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee”, or “Report of the Compensation Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.
Links to websites included in this Proxy Statement are provided as inactive textual references and solely for convenience. Content on websites, including our website, is not a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC. Information on our website, other than this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material.
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and in our most recent periodic reports on Forms 10-Q and current reports on Forms 8-K filed with the SEC, and actual results may vary materially.

By Order of the Board of Directors,

/s/ Cole G. Carter
Cole G. Carter
Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

88

APPENDIX A: RECONCILIATION OF NON-GAAP DISCLOSURES
APPENDIX A TO PROXY STATEMENT
Reconciliation of Non-GAAP Disclosures
(Amounts in thousands, except per share data)

	FOR THE YEAR ENDED DECEMBER 31,
	2021	2022	2023	2024	2025
Net income (loss)	$(51,896)	$122,320	$67,590	$68,868	$116,503
Special items:
Expenses associated with debt repayments and refinancing transactions	56,279	8,077	686	31,316	—
Expenses associated with mergers and acquisitions	—	—	—	—	3,016
Expenses associated with COVID-19	2,434	—	—	—	—
Gain on sale of real estate assets, net	(38,766)	(87,728)	(798)	(3,262)	(1,007)
Shareholder litigation expense	54,295	1,900	—	—	—
Income tax expense associated with change in corporate tax structure and other special tax items	114,249	—	930	—	—
Asset impairments	11,378	4,392	2,710	3,108	1,482
Income tax expense (benefit) for special items	(21,227)	19,338	(758)	(9,781)	(964)
Adjusted net income	$126,746	$68,299	$70,360	$90,249	$119,030
Weighted average common shares outstanding —basic	120,192	118,199	113,798	110,939	107,028
Effect of dilutive securities:
Non-controlling interest - operating partnership units	952	—	—	—	—
Restricted stock-based awards	531	899	852	902	740
Weighted average shares and assumed conversions diluted	121,675	119,098	114,650	111,841	107,768
Adjusted Earnings Per Diluted Share	$1.04	$0.57	$0.61	$0.81	$1.10

A-1

APPENDIX A TO PROXY STATEMENT
Appendix A to Proxy Statement
Reconciliation of Non-GAAP Disclosures
(Amounts in thousands, except per share data)

	FOR THE YEAR ENDED DECEMBER 31,
	2021	2022	2023	2024	2025
Net income (loss)	$(51,896)	$122,320	$67,590	$68,868	$116,503
Depreciation and amortization of real estate assets	98,738	96,917	98,076	99,865	101,373
Impairment of real estate assets	3,335	4,392	—	2,418	1,482
Gain on sale of real estate assets, net	(38,766)	(87,728)	(798)	(3,262)	(1,007)
Income tax expense (benefit) for special items	8,785	21,995	226	242	(127)
Funds From Operations	$20,196	$157,896	$165,094	$168,131	$218,224
Expenses associated with debt repayments and refinancing transactions	56,279	8,077	686	31,316	—
Expenses associated with mergers and acquisitions	—	—	—	—	3,016
Expenses associated with COVID-19	2,434	—	—	—	—
Income tax expense associated with change in corporate tax structure and other special tax items	114,249	—	930	—	—
Shareholder litigation expense	54,295	1,900	—	—	—
Goodwill and other asset impairments	8,043	—	2,710	690	—
Income tax benefit for special items	(30,012)	(2,657)	(984)	(10,023)	(837)
Normalized Funds From Operations	$225,484	$165,216	$168,436	$190,114	$ 220,403
Funds From Operations Per Diluted Share	$0.17	$1.33	$1.44	$1.50	$2.02
Normalized Funds From Operations Per Diluted Share	$1.85	$1.39	$1.47	$1.70	$2.05

A-2

APPENDIX A TO PROXY STATEMENT
Appendix A to Proxy Statement
Reconciliation of Non-GAAP Disclosures
(amounts in thousands)

	FOR THE YEAR ENDED DECEMBER 31,
	2021	2022	2023	2024	2025
Net income (loss)	$(51,896)	$122,320	$67,590	$68,868	$116,503
Interest expense	95,565	95,851	85,265	79,681	76,036
Depreciation and amortization	134,738	127,906	127,316	128,011	128,905
Income tax expense	137,999	42,982	28,233	23,095	40,673
EBITDA	$316,406	$389,059	$308,404	$299,655	$362,117
Expenses associated with debt repayments and refinancing transactions	56,279	8,077	686	31,316	—
Expenses associated with mergers and acquisitions	—	—	—	—	3,016
Expenses associated with COVID-19	2,434	—	—	—	—
Gain on sale of real estate assets, net	(38,766)	(87,728)	(798)	(3,262)	(1,007)
Shareholder litigation expense	54,295	1,900	—	—	—
Asset impairments	11,378	4,392	2,710	3,108	1,482
Adjusted EBITDA	$402,026	$315,700	$311,002	$330,817	$365,608

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and, where appropriate, their corresponding per share metrics, are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. CoreCivic believes that it is useful to provide investors, lenders, and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. CoreCivic may adjust FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

A-3

CoreCivic

CORECIVIC, INC.
ATTN: CORPORATE SECRETARY
5501 VIRGINIA WAY, SUITE 110
BRENTWOOD, TN 37027

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on May 13, 2026, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CXW2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 13, 2026, the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87108-P42011 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORECIVIC, INC.

The Board of Directors recommends you vote FOR the election of the following nominees:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Mark A. Emkes	☐	☐	☐
1b. Alexander R. Fischer	☐	☐	☐
1c. Catherine Hernandez-Blades	☐	☐	☐
1d. Stacia A. Hylton	☐	☐	☐
1e. Harley G. Lappin	☐	☐	☐
1f. Thurgood Marshall, Jr.	☐	☐	☐
1g. Devin I. Murphy	☐	☐	☐
1h. S. Dawn Smith	☐	☐	☐
1i. Patrick D. Swindle	☐	☐	☐
1j. Stacey M. Tank	☐	☐	☐
1k. Nina A. Tran	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Non-Binding ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

CoreCivic, Inc.'s 2026 Virtual Annual Meeting of Stockholders will be on Thursday, May 14, 2026, at 10:00 a.m., Central Time, to be held virtually via a live webcast at www.virtualshareholdermeeting.com/CXW2026. Please see your proxy statement for instructions should you wish to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Letter to Stockholders and Annual Report on Form 10-K are available at www.proxyvote.com.

V87109-P42011

PROXY
CORECIVIC, INC.
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Patrick D. Swindle and David M. Garfinkle, and each of them with full power of substitution and revocation, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as designated, all of the voting common stock of CoreCivic, Inc., a Maryland corporation (the "Company"), the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company on Thursday, May 14, 2026, at 10:00 a.m., Central Time, to be held virtually via a live webcast at www.virtualshareholdermeeting.com/CXW2026, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side